18485809/3 FACILITIES AGREEMENT UP TO USD 290,000,000 TERM LOAN AND REVOLVING FACILITIES for FLEX FREEDOM LIMITED FLEX VIGILANT LIMITED as joint and several Borrowers with FLEX LNG LTD. and FLEX LNG FLEET LIMITED as Guarantors arranged by DANSKE BANK A/S ABN AMRO BANK N.V., OSLO BRANCH BANK OF AMERICA N.A. ING BANK N.V. NORDEA BANK ABP, FILIAL I NORGE SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) SPAREBANK 1 SR-BANK ASA as Bookrunners and Mandated Lead Arrangers with DANSKE BANK A/S as Agent and Security Agent in respect of the Vessels "FLEX FREEDOM" and "FLEX VIGILANT" Dated 24 March 2023

18485809/3 2 TABLE OF CONTENTS 1 DEFINITIONS AND INTERPRETATION .......................................................................................................................... 4 2 THE FACILITIES ............................................................................................................................................................ 24 3 PURPOSE ..................................................................................................................................................................... 25 4 CONDITIONS PRECEDENT .......................................................................................................................................... 26 5 DRAWDOWN ............................................................................................................................................................... 27 6 REPAYMENT ................................................................................................................................................................. 29 7 PREPAYMENT AND CANCELLATION .......................................................................................................................... 30 8 INTEREST ..................................................................................................................................................................... 35 9 INTEREST PERIODS ..................................................................................................................................................... 36 10 CHANGES TO THE CALCULATION OF INTEREST ...................................................................................................... 36 11 FEES .............................................................................................................................................................................. 38 12 TAX GROSS-UP AND INDEMNITIES ............................................................................................................................ 39 13 INCREASED COSTS ...................................................................................................................................................... 43 14 OTHER INDEMNITIES .................................................................................................................................................. 45 15 MITIGATION BY THE LENDERS................................................................................................................................... 47 16 COSTS AND EXPENSES ............................................................................................................................................... 48 17 GUARANTEE AND INDEMNITY ................................................................................................................................... 49 18 SECURITY ..................................................................................................................................................................... 53 19 REPRESENTATIONS AND WARRANTIES .................................................................................................................... 55 20 INFORMATION UNDERTAKINGS ................................................................................................................................ 59 21 FINANCIAL COVENANTS ............................................................................................................................................. 63 22 GENERAL UNDERTAKINGS ......................................................................................................................................... 65 23 VESSEL COVENANTS ................................................................................................................................................... 70 24 EVENTS OF DEFAULT .................................................................................................................................................. 76 25 CHANGES TO THE PARTIES ........................................................................................................................................ 80 26 ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGER ...................................................................... 84 27 CONDUCT OF BUSINESS OF THE FINANCE PARTIES ............................................................................................... 93 28 SHARING AMONG THE FINANCE PARTIES ................................................................................................................ 93 29 PAYMENT MECHANICS ............................................................................................................................................... 95 30 SET-OFF ........................................................................................................................................................................ 97 31 NOTICES ....................................................................................................................................................................... 98 32 CALCULATIONS AND CERTIFICATES .......................................................................................................................... 99

18485809/3 3 33 PARTIAL INVALIDITY.................................................................................................................................................... 99 34 REMEDIES AND WAIVERS ......................................................................................................................................... 100 35 AMENDMENTS AND WAIVERS ................................................................................................................................. 100 36 CONFIDENTIAL INFORMATION ................................................................................................................................ 103 37 CONFIDENTIALITY OF FUNDING RATES .................................................................................................................. 108 38 COUNTERPARTS ........................................................................................................................................................ 109 39 CONTRACTUAL RECOGNITION OF BAIL-IN............................................................................................................. 110 40 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFC .................................................................................. 110 41 GOVERNING LAW AND ENFORCEMENT ................................................................................................................. 112 SCHEDULES: SCHEDULE 1: THE ORIGINAL LENDERS AND COMMITMENTS SCHEDULE 2: CONDITIONS PRECEDENT SCHEDULE 3: FORM OF DRAWDOWN NOTICE SCHEDULE 4: FORM OF SELECTION NOTICE SCHEDULE 5: FORM OF COMPLIANCE CERTIFICATE SCHEDULE 6: FORM OF TRANSFER CERTIFICATE SCHEDULE 7: VESSELS SCHEDULE 8: REPAYMENT SCHEDULE SCHEDULE 9: REFERENCE RATE TERMS SCHEDULE 10: DAILY NON-CUMULATIVE COMPOUNDED RFR RATE SCHEDULE 11: CUMULATIVE COMPOUNDED RFR RATE

18485809/3 4 THIS FACILITIES AGREEMENT is dated 24 March 2023 and made between: (1) FLEX FREEDOM LIMITED, a corporation incorporated in the Republic of Marshall Islands, having registration no. 98380, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower; (2) FLEX VIGILANT LIMITED, a corporation incorporated in the Republic of Marshall Islands, having registration no. 98382, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as borrower (together with the entity referred to in (1), the "Borrowers", and each a "Borrower"); (3) FLEX LNG FLEET LIMITED, an exempted company limited by shares incorporated and existing under the laws of Bermuda, having company registration no. 52351, whose registered office is at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda (the "Intermediate Parent"); (4) FLEX LNG LTD., an exempted company limited by shares incorporated and existing under the laws of Bermuda, having company registration no. 52644, whose registered office is at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Bermuda (the "Ultimate Parent", and together with the Intermediate Parent, the "Guarantors" and each a "Guarantor"); (5) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders and Commitments) as lenders (the "Original Lenders"); (6) DANSKE BANK A/S, ABN AMRO BANK N.V., OSLO BRANCH, BANK OF AMERICA N.A., ING BANK N.V., NORDEA BANK ABP, FILIAL I NORGE, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and SPAREBANK 1 SR-BANK ASA as bookrunners and mandated lead arrangers (the "Arrangers", and each an "Arranger"); (7) DANSKE BANK A/S, ABN AMRO BANK N.V., ING BANK N.V., NORDEA BANK ABP, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and SPAREBANK 1 SR-BANK ASA as hedge providers (each an "Original Hedge Provider", jointly the "Original Hedge Providers"); (8) DANSKE BANK A/S as facility agent of the other Finance Parties (in such capacity, the "Agent"); and (9) DANSKE BANK A/S as security agent of the other Finance Parties (in such capacity, the "Security Agent"). IT IS AGREED as follows: SECTION 1 INTERPRETATION 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement, unless the context otherwise requires:

18485809/3 5 "Account Bank" means DNB Bank ASA or Nordea Bank Abp, filial i Norge, as relevant. "Account Pledge" means a first priority pledge granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) over the Earnings Accounts of the Borrowers, to be in form and substance satisfactory to the Security Agent. "Additional Business Day" means any day specified as such in the Reference Rate Terms. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Agreement" means this facilities agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate. "Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. "Approved Broker" means each of Fearnleys, Clarksons Platou, Lorentzen & Co., Affinity, Simpson Spence Young or such other independent and internationally reputable shipbroker(s) as may be approved in writing by the Agent (on behalf of the Majority Lenders). "Approved Manager" means: a) Bernhard Schulte Shipmanagement; b) Flex LNG Fleet Management AS; c) any company within the Group or the Seatankers Group (being Seatankers Management Company Limited or its subsidiaries); or d) any other management company acceptable to the Majority Lenders from time to time as the technical and/or commercial manager of a Vessel, such consent not to be unreasonably withheld or delayed. "Approved Ship Registry" means each of the Marshall Islands, the Norwegian International Ship Registry (NIS), Liberia or such other international ship registry as may be approved in writing by all the Lenders. "Approved Classification Society" means each of DNV, Lloyds Register, American Bureau of Shipping (ABS), Bureau Veritas or such other IACS classification society as may be pre-approved in writing by all the Lenders, such approval not to be unreasonably withheld or delayed. "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignment of Earnings and Charterparties" means a first priority assignment granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) of any of the Borrowers' (i) rights, titles and interests to any Earnings, and (ii) in respect of any Charter Contract for the Vessels, its

18485809/3 6 rights, titles and interests to same, and (iii) in respect of any requisition compensation, its rights, titles and interest to same, to be in form and substance acceptable to the Security Agent. "Assignment of Hedging Claims" means a first priority assignment granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) of the Borrower's rights, titles and interests under any Hedging Agreements related to the Facilities, to be in form and substance acceptable to the Security Agent. "Assignment of Insurances" means a first priority assignment granted or to be granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) of the Insurances relating to the Vessels, to be in form and substance acceptable to the Security Agent. "Assignment of Intercompany Loans" means a first priority assignment of any claims against any Borrower from any Guarantor or other Borrower, and any claims against any Guarantor from any Borrower, in favour of the Security Agent (on behalf of the Finance Parties) to be in form and substance acceptable to the Security Agent, and to include a statement of subordination, whereby the relevant creditor subordinates its claims against the relevant debtor to the claims of the Finance Parties under the Finance Documents. "Authorisations" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means a) in respect of the Term Loan Facility: the period from and including the date of this Agreement to and including 30 June 2023, or such later date as may be agreed in writing by all the Lenders; and b) in respect of the Revolving Facility: the period from and including the date of this Agreement up to three (3) months prior to the Final Maturity Date. "Available Commitment" means, in relation to a Facility, a Lender's Commitment under the Facility minus: a) the amount of its participation in any outstanding Loans under that Facility; and b) in relation to any proposed drawdown only, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Drawdown Date. "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; b) in relation to the United Kingdom, the UK Bail-In Legislation; and c) in relation to any state other than such an EEA Member Country or the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write- down and Conversion Powers contained in that law or regulation.

18485809/3 7 "Break Costs" means any amount specified as such in the Reference Rate Terms. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Oslo, Copenhagen, London, Stockholm, Amsterdam and: a) New York (or any other relevant place of payment under Clause 29 (Payment mechanics)); and b) (in relation to: (i) any date for payment or purchase of an amount relating to a Loan or Unpaid Sum; or (ii) the determination of the first day or the last day of an Interest Period for a Loan or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum. "Central Bank Rate" has the meaning given to that term in the Reference Rate Terms. "Central Bank Rate Adjustment" has the meaning given to that term in the Reference Rate Terms. "Change in Ultimate Beneficial Owner" means in respect of an Obligor any event by which a private individual (i) acquires the legal and/or beneficial ownership (directly or indirectly) of 25 per cent. or more of the issued share capital of that Obligor or (ii) acquires the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to (directly or indirectly) cast, or control the casting of, 25 per cent. or more of the votes that might be cast at a general meeting of that Obligor or (iii) gains effective control over that Obligor (such private individual being referred to as the "Ultimate Beneficial Owner”). "Change of Control" means the occurrence of any of the following events: a) without the prior written approval of the Majority Lenders, any individual person or more persons acting in concert (other than any company controlled directly or indirectly by the John Fredriksen Family) have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Ultimate Parent or becomes owners of 1/3 or more of the voting shares of the Ultimate Parent; or b) the Ultimate Parent ceases to own directly 100% of the shares and/or the voting rights in the Intermediate Parent; or c) the Intermediate Parent ceases to own directly 100% of the shares and/or the voting rights in each of the Borrowers, excluding in the event of a disposal of such shares in accordance with Clause 7.2 (Disposal or Total Loss), in which case that clause shall apply. "Charter Contract" "Charter Contract Early Termination Event" means (i) the cancellation or termination of any Charter Contract before the expiry of its firm period or its option periods (if declared) for whatever reason, or (ii) a Charterer does not declare any of the extension options and provided that in case of each of (i) and (ii) same

18485809/3 8 is not remedied by the Borrower entering into a new Charter Contract on terms and conditions accepted by the Majority Lenders (acting reasonably) during 90 days before the expiry or re-delivery (as relevant) under the relevant Charter Contract. "Charterer" means any charterer under a Charter Contract. "Code" means the US Internal Revenue Code of 1986 (as amended). "COFR" means the U.S. Certificate of Financial Responsibility program (as in effect from time to time), based on the U.S. Oil Pollution Act of 1980. "Collateral Maintenance Test" has the meaning set out in Clause 7.1 (Mandatory prepayment – Collateral Maintenance Test). "Commitment" means a) in relation to a Facility, the amount set out under the heading of such Facility in Schedule 1 (The Original Lenders and Commitments); b) in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders and Commitments) and the amount of any other Commitment transferred to it under this Agreement; and c) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, d) in relation to any Borrower, Commitments under both the Term Loan Facility and the Revolving Facility shall be split with 1/2 allocated to each respective Borrower and its Vessel. to the extent not cancelled, reduced or transferred by it under this Agreement. "Compliance Certificate" means a certificate substantially in the form as set out in Schedule 5 (Form of Compliance Certificates). "Compounded Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day. "Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

18485809/3 9 a) is agreed in writing by the Borrowers, the Agent (in its own capacity) and the Agent (acting on the instructions of all Lenders); b) specifies a calculation methodology for that rate; and c) has been made available to the Borrowers and each Finance Party. "Confidential Information" means all information relating to the Obligors, the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either: a) the Obligors or any of their respective advisers; or b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Obligors or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36.1 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by the Obligor or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs a) or b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligor and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. "Cumulative Compounded RFR Rate" means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 11 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. "Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 10 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

18485809/3 10 "Daily Rate" means the rate specified as such in the Reference Rate Terms. "Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Disruption Event" means either or both of: a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "DOC" means, in relation to any technical Manager of a Vessel, a valid document of compliance issued to the technical Manager pursuant to paragraph 13.2 of the ISM Code. "Drawdown Date" means the Business Day on which a Borrower has requested drawdown of a Loan pursuant to this Agreement or, as the context requires, the date on which the drawdown is actually made. "Drawdown Notice" means a notice substantially in the form set out in Schedule 3 (Form of Drawdown Notice). "Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower and which arise out of the use of or operation of a Vessel, including (but not limited to): a) all freight, hire and passage moneys payable to a Borrower, including (without limitation) payments of any nature under a charterparty or any other agreement for the employment, use, possession, management and/or operation of a Vessel; b) any claim under any guarantees related to freight and hire payable to a Borrower as a consequence of the operation of a Vessel; c) compensation payable to a Borrower in the event of any requisition of a Vessel or for the use of a Vessel by any government authority or other competent authority; d) remuneration for salvage, towage and other services performed by a Vessel payable to a Borrower; e) demurrage and retention money receivable by a Borrower in relation to a Vessel;

18485809/3 11 f) all moneys which are at any time payable under the Insurances in respect of loss of earnings; g) any damages for breach (or payments for variation or termination) of any contract of employment of a Vessel payable to a Borrower; h) if and whenever a Vessel is employed on terms whereby any moneys falling within paragraphs a) to f) above (both inclusive) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Vessel; and i) any other money whatsoever due or to become due to a Borrower from third parties in relation to a Vessel, or otherwise. "Earnings Accounts" means each Borrower's bank accounts, into which all Earnings are to be paid, to be held with the Account Bank, and to be subject to the Account Pledge. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Environmental Approval" means any permit, licence, consent, approval and other Authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of a Vessel. "Environmental Claim" means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval. "Environmental Law" means any law, regulation, convention or treaty applicable to an Obligor and which relates to the pollution or protection of the environment or to the carriage of material which is capable of polluting the environment. "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default). "FA Act" means the Norwegian Financial Agreements Act 2020 No. 146 (No. finansavtaleloven). "Facilities" means the Term Loan Facility and the Revolving Facility and "Facility" means each of them. "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "FATCA" means: a) sections 1471 to 1474 of the Code or any associated regulations; b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph a) above; or

18485809/3 12 c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs a) or b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement between: a) the Agent (on behalf of any other Finance Parties) and the Borrowers; and b) the Agent (for itself) and the Borrowers, in each case, setting out any of the fees referred to in Clause 11 (Fees). "Final Maturity Date" means the date falling six (6) years from the first Drawdown Date under the Agreement, however not later than 30 April 2029. "Finance Documents" means a) this Agreement; b) any Fee Letter; c) the Security Documents; d) any Trust Agreement; e) any Reference Rate Supplement; f) any Compounding Methodology Supplement; g) each Hedging Agreement, other than in respect of Clauses 35 (Amendments and Waivers), 38 (Counterparts) and (in relation to any communications between a Borrower and the Hedge Providers) Clause 31 (Notices); and h) any other document designated as such by the Agent and a Borrower.

18485809/3 13 "Finance Party" means any or all of the Lenders, the Agent, the Security Agent, the Arrangers and the Hedge Providers. "Financial Indebtedness" means any indebtedness for or in respect of: a) moneys borrowed and debit balances at banks or other financial institutions; b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease; e) receivables sold or discounted (other than any receivables to the extent they are sold on a non- recourse basis); f) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close- out of that derivative transaction, that amount) shall be taken into account); g) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; h) any amount of any liability under a deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 60 days after the date of supply; i) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under US GAAP; and j) (without double-counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs a) to i) above. "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph a)(ii) of Clause 10.3 (Cost of funds). "Green Passport" means a document listing all potential hazardous materials on board a Vessel as further described by the Vessel's classification society and/or the International Maritime Organization (IMO), hereunder an Inventory of Hazardous Materials as described thereby. "Group" means the Ultimate Parent and its Subsidiaries from time to time. "Guarantee" means the unconditional and irrevocable guarantee (In Norwegian: "Selvskyldnerkausjon") and indemnity provided by the each of the Guarantors pursuant to Clause 17 (Guarantee and indemnity).

18485809/3 14 "Hedge Provider" means: a) any Original Hedge Provider; and b) any other Lender or Arranger which has become a Party as a "Hedge Provider" in accordance with Clause 25.8 (Accession of Hedge Providers). "Hedging Agreement" means any master agreement, confirmation, schedule or other agreement entered or to be entered into by a Borrower and any Hedge Provider to hedge interest rate risk under or in connection with the Agreement. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "Insurance Report" means a report with respect to the Insurances, with a form, scope and conclusion acceptable to the Lenders, and from a firm of marine insurance brokers acceptable to the Lenders. "Insurances" means, in relation to a Vessel, all insurance policies and contracts of insurance (which expression includes all entries of the Vessel in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of a Borrower (whether in the sole name of a Borrower or in the joint names of a Borrower and any other person) in respect of the Vessel or otherwise in connection with the Vessel and all benefits thereunder (including claims of whatsoever nature and return of premiums). "Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document. "Interest Payment Date" means the last Business Day of each Interest Period. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention. "ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002. "John Fredriksen Family" means Mr. John Fredriksen, his direct lineal descendants, the personal estate of any of them and/or any trust created for the benefit of any of the aforementioned persons or their estates. "Lender" means: a) any Original Lender; and b) any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

18485809/3 15 "Loan" means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan. "Lookback Period" means the number of days specified as such in the Reference Rate Terms. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate equal to or more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated equal to or more than 662/3% of the Total Commitments immediately prior to the reduction). "Management Agreement(s)" means any commercial and/or technical management agreement entered into between a Borrower and the Manager(s) regarding Vessels, on terms and conditions acceptable to the Majority Lenders. "Manager" means any technical or commercial manager of a Vessel, always being an Approved Manager. "Manager's Undertaking" means a subordination statement by each Manager of a Vessel, in form and substance acceptable to the Agent, whereupon the Manager fully subordinates its claims under any Management Agreement(s) and otherwise in respect of a Vessel to the claims of the Finance Parties under the Finance Document. "Margin" means one point eighty-five per cent (1.85%) per annum. "Market Disruption Rate" means the rate (if any) specified as such in the Reference Rate Terms. "Market Value" means the fair market value of a Vessel in USD, being the arithmetic average of valuations of a Vessel obtained from two (2) Approved Brokers by the Borrowers. Such valuations to be made with or without physical inspection of the Vessel (as the Majority Lenders may require) on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and seller, on an "as is, where is" basis, free of any existing charter or other contract of employment and/or pool arrangement and shall be addressed to the Agent. If the two valuations differ by more than ten per cent. (10.00%), then a third Approved Broker acceptable to the Agent (on behalf of the Majority Lenders) shall provide a valuation and the value of the Vessel shall be the average of the three valuations. The valuations shall be in form and substance satisfactory to the Agent, for the cost of the Borrowers. "Marpol" means the International Convention for the Prevention of Pollution from Ships. "Material Adverse Effect" means a material adverse effect on: a) the financial position, business or operation of any Obligor or the Group (taken as a whole); b) the ability of any of the Obligors' to perform any of their obligations under the Finance Documents; or c) the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purported to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Maximum Loan Amount" means an amount equal to the lower of:

18485809/3 16 a) an amount ensuring compliance with Clause 7.1 (Mandatory prepayment – Collateral Maintenance Test) as from the Drawdown Date, with such calculation based on valuations of the Market Value not being more than 30 (thirty) days old at the Drawdown Date; and b) USD 290,000,000. "Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as "Business Day Conventions" in the Reference Rate Terms. "Mortgage" means the first priority or preferred, as applicable, cross collateralized ship mortgage and, if applicable, the declaration of pledge or deed of covenants collateral thereto, granted by each Borrower in favour of the Security Agent (on behalf of the Finance Parties) in form and substance acceptable to the Security Agent and registered against each Vessel with the applicable Approved Ship Registry. "New Lender" has the meaning set out in Clause 25 (Changes to the Parties). "Obligor" means the Borrowers or the Guarantors, or any of them, as the case may be. "Original Financial Statements" means the financial statements for each Obligor (consolidated and audited in respect of the Ultimate Parent), for the financial year ended 31 December 2022. "Party" means a party to this Agreement. "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time. "Reference Rate Supplement" means a document which: a) is agreed in writing by the Borrowers, the Agent (in its own capacity) and the Agent (acting on the instructions of all the Lenders); b) specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and c) has been made available to the Borrowers and each Finance Party. "Reference Rate Terms" means the terms set out in Schedule 9 (Reference Rate Terms) or in any Reference Rate Supplement. "Relevant Jurisdiction" means in relation to any Party: a) its jurisdiction of incorporation; b) any jurisdiction where any asset subject to or intended to be subject to Security Interest under a Security Document to be created by it is situated or registered, as applicable;

18485809/3 17 c) any jurisdiction where it conducts its business; and d) the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. "Relevant Market" means the market specified as such in the Reference Rate Terms. "Repeating Representations" means each of the representations set out in Clause 19 (Representations and warranties), except for Clauses 19.3a) (Binding obligations), 19.4a) (No conflict with other obligations), 19.6 (Governing law and enforcement), 19.8 b (Taxes) and Clause 19.9 (No filing or stamp taxes). "Reporting Day" means the day (if any) specified as such in the Reference Rate Terms. "Reporting Time" means the relevant time (if any) specified as such in the Reference Rate Terms. "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Restricted Party" means a person or persons, legal or physical that: a) is listed on any Sanctions List; b) is domiciled, resident, located or having its main place of business in, or is incorporated under the laws of, a country or a territory that is subject to Sanctions; c) otherwise the target of Sanctions (whether designated by name or by reason of being included in a class of person); d) with which any Finance Party is prohibited from dealing with or otherwise engaging in a transaction with due to Sanctions; or e) is directly or indirectly owned by 50 percent or more or controlled, or acting on behalf, at the direction or for the benefit of a person(s) referred to in paragraph a), b) or c) above. "Revolving Facility" means the senior secured revolving credit facility provided pursuant to the terms of this Agreement, as described in sub-paragraph b) of Clause 2.1 (The Facilities) "RFR" means the rate specified as such in the Reference Rate Terms. "RFR Banking Day" means any day specified as such in the Reference Rate Terms. "Rollover Loan" means one or more Loans under the Revolving Facility: a) made or to be made: (i) on the same day that a maturing Loan is due to be repaid by a Borrower; and (ii) in whole or in part for the purpose of refinancing the maturing Loan; and b) the aggregate amount of which is equal to or less than the amount of the maturing Loan.

18485809/3 18 "Sanctions" means any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders, or notices from regulators implemented, adapted, imposed, administered, enacted, or enforced by any Sanctions Authority. "Sanctions Authority" means the United Nations, the United Nations Security Council, the European Union, the United Kingdom, the Kingdom of Norway, any country to which any Obligor is bound, the United States of America (including but not limited to the U.S. Department of Treasury's Office of Foreign Assets Control (OFAC), the U.S. Department of Commerce and the U.S. Department of State), the Monetary Authority of Singapore, the flag state of any Vessel, Bermuda, the Marshall Islands, and any authority or agency acting on behalf of any of them in connection with Sanctions. "Sanctions List" means any list of persons or entities subject to Sanctions published in connection with Sanctions by or on behalf of any Sanctions Authority from time to time. "Security Documents" means all or any security documents as may be entered into from time to time pursuant to Clause 18 (Security). "Security Interest" means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security. "Security Period" means the period commencing on the date of this Agreement and ending the date on which the Agent notifies the Borrowers and the other Finance Parties that: a) all amounts which have become due for payment by the Borrowers or any other party under the Finance Documents have been paid in full; b) no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents; c) the Obligors' have no future or contingent liability under any provision of this Agreement, the other Finance Documents; and d) the Agent, the Majority Lenders and Hedge Providers do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document. "Selection Notice" means a notice substantially in the form set forth in Schedule 4 (Form of Selection Notice) given in accordance with Clause 9.1 (Selection of Interest Periods). "Share Pledges" means first priority pledges in favour of the Security Agent (on behalf of the Finance Parties) to be created over all shares in each Borrower pursuant to one or several share pledge agreements in form and substance acceptable to the Security Agent, to be entered into between the Security Agent and the Intermediate Parent.

18485809/3 19 "Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "SMC" means a valid safety management certificate issued for a Vessel pursuant to paragraph 13.7 of the ISM Code. "SMS" means a safety management system for a Vessel developed and implemented in accordance with the ISM Code and including the functional requirements duties and obligations that follow from the ISM Code. "Subsidiary" means an entity from time to time of which a person: a) has direct or indirect control; b) or owns directly or indirectly more than fifty per cent. (50.00%) (votes and/or capital), and for the purpose of paragraph a) above, an entity shall be treated as being "controlled" by a person if that person is able to direct its affairs and/or control either directly or indirectly, the composition of its board of directors or equivalent body. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Term Loan Facility" means the senior secured term loan facility provided pursuant to the terms of this Agreement as described in Clause 2.1 (The Facilities). "Total Commitments" means the aggregate of the Commitments in respect of both Facilities, being USD 290,000,000 at the date of this Agreement. "Total Loss" means, in relation to a Vessel: a) the actual, constructive, compromised, agreed, arranged or other total loss of the Vessel; b) any expropriation, confiscation, requisition or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons purporting to be or to represent a governmental or official authority unless it is within 180 calendar days from the Total Loss Date redelivered to the full control of the relevant Borrower; and c) any capture or seizure of the Vessel (including any hijacking or theft) unless it is within 180 calendar days from the Total Loss Date redelivered to the full control of the relevant Borrower. "Total Loss Date" means: a) in the case of an actual total loss of a Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of; b) in the case of a constructive, compromised, agreed or arranged total loss of a Vessel, the earlier of: (i) the date on which a notice of abandonment is given to the insurers; and

18485809/3 20 (ii) the date of compromise, arrangement or agreement made by or on behalf of the relevant Borrower with the Vessel's insurers in which the insurers agree to treat the Vessel as a total loss; or c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent (in consultation with the Borrowers and the Lenders) that the event constituting the total loss occurred. "Transaction Documents" means any Management Agreement and Charter Contract. "Transfer Certificate" means a certificate substantially in the form as set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers. "Transfer Date" means, in relation to a transfer, the later of: a) the proposed Transfer Date specified in the relevant Transfer Certificate; and b) the date on which the Agent executes the relevant Transfer Certificate. "Trust Agreement" means: a) any vessel trust agreement entered into from time to time between the Agent and the Security Agent (as mortgagee) in respect of the Vessels and Mortgages, whereby the Security Agent agrees to hold the Vessels and/or the Mortgages on trust for the Finance Parties; and b) any trust deed entered into from time to time between the Finance Parties and the Security Agent in respect of any English law governed Security Documents. "UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "US" means the United States of America. "US GAAP" means the generally accepted account principles in the US. "USD" means United States Dollars, being the lawful currency of the United States of America. "VAT" means value added tax and any other tax of similar nature. "Vessel" means each of the vessels set out in Schedule 7 (Vessels). "Write-down and Conversion Powers" means:

18485809/3 21 a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; b) in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2 Construction a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Agent", the "Security Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Hedge Provider" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) a Lender's "cost of funds" in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan; (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

18485809/3 22 (iv) "control" means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise; (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of borrowed money, whether present or future, actual or contingent; (vi) a "person" shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality); (vii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (viii) a provision of law is a reference to that provision as it may be amended or re-enacted; and (ix) a time of the day is a reference to Oslo time unless specified otherwise. b) Section, Clause and Schedule headings are for ease of reference only. c) Words denoting the singular number shall include the plural and vice versa. d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. e) Unless the contrary intention appears, a reference to a "month" or "months" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that; (i) (subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last month of any period.

18485809/3 23 f) A Default and/or an Event of Default is "continuing" if it has not been remedied or waived. g) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrowers. h) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. i) Any Reference Rate Supplement overrides anything in: (i) Schedule 9 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. j) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 10 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 11 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. 1.3 Conflicting provisions In case of conflict between this Agreement and the terms of any of the Security Documents, the terms and conditions of this Agreement shall prevail. 1.4 The FA Act Each Obligor hereby agrees and accepts, to the extent permitted by law, that this Clause 1.4 (The FA Act) shall constitute a waiver of the provisions of the FA Act, and further agrees and accepts, to the extent permitted by law, that the provisions of the FA Act shall not apply to this Agreement or to the relationship between the Finance Parties and each Obligor.

18485809/3 24 SECTION 2 THE FACILITIES 2 THE FACILITIES 2.1 The Facilities Subject to the terms of this Agreement, the Lenders make available to the Borrowers the Facilities consisting of (i) the Term Loan Facility, a senior secured term loan facility, and (ii) the Revolving Facility, a senior secured revolving facility, in aggregate up to the Total Commitments allocated as set out in Schedule 1 (The Original Lenders and Commitments). 2.2 Finance Parties' rights and obligations a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facilities or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 2.3 Obligors' agent a) Each Obligor (other than the Ultimate Parent) by its execution of this Agreement irrevocably appoints the Ultimate Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably by way of security authorises: (i) the Ultimate Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements, to execute such deeds (under hand), and to effect the relevant amendments, supplements and variations capable of being given, made or effected by the Ultimate Parent notwithstanding that they may affect the other Obligors, without further reference to or the consent of the other Obligors; and (ii) each Finance Party to give any notice, demand or other communication to the Obligors pursuant to the Finance Documents to the Ultimate Parent, and in each case the other Obligors shall be bound as though the Obligors themselves had been given the notices and instructions or executed or made the agreements or deeds or effected the

18485809/3 25 amendments, supplements or variations, or received the relevant notice, demand or other communication. b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Ultimate Parent or given to the Ultimate Parent under any Finance Document on behalf of the other Obligors or in connection with any Finance Document (whether or not known to any of the other Obligors) shall be binding for all purposes on the other Obligors as if they had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Ultimate Parent and the other Obligors, those of the Ultimate Parent shall prevail. 2.4 Joint and several liability a) Notwithstanding anything to the contrary herein contained other than a resignation of a Borrower and release of a Security Interest pursuant to paragraph c) of Clause 7.5 (Voluntary prepayment) below, each Borrower shall – as from the first Drawdown Date requested by such Borrower under this Agreement - be and remain jointly and severally liable with the other Borrowers for (i) the payment of each and every sum from time to time due from the Borrowers, (ii) each and every obligation undertaken and (iii) each and every liability incurred on the part of the Borrowers under or pursuant to the Finance Documents. b) If at any time a Borrower has paid to the Finance Parties or the Finance Parties have recovered from that Borrower a sum which was due from the Borrowers under or pursuant to the Finance Documents and such sum is higher than the amount that Borrower was obliged to contribute in its relation (if any) with the other Borrower, then that Borrower shall not have the benefit of any right of subrogation and shall not exercise any right of recourse or claim any set-off or counterclaim against the other Borrower or prove otherwise in competition with the Finance Parties (all such rights being hereby irrevocably waived by each Borrower) unless and until the outstanding indebtedness under the Finance Documents has been paid and discharged in full. c) If, and only to the extent, the joint and several obligations (or parts thereof) are deemed to be guarantee obligations (in Norwegian: kausjon) pursuant to the terms of the FA Act: the maximum liability of each Borrower for the other Borrower's obligations under the Finance Documents shall always be limited to USD 377,000,000 plus (i) any interest, default interest, Break Cost or other costs, fees and expenses related to the Borrowers' obligations under the Finance Documents and (ii) any default interest or other costs, fees and expenses related to the liability of that Borrower hereunder. Each Borrower, to the extent it is considered to be a guarantor for the obligations of the other Borrower, specifically waives all rights under the provisions of the FA Act not being mandatory provisions, in the same manner as the Guarantors under Clause 17.7 (Waivers) hereof, applied mutatis mutandis. 3 PURPOSE 3.1 Purpose The Borrowers shall apply all amounts borrowed by it under the Facilities towards (i) refinancing of the Vessels and (ii) for the Borrowers' general corporate and working capital purposes.

18485809/3 26 3.2 Monitoring Without prejudice to the obligations of the Borrowers under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 CONDITIONS PRECEDENT 4.1 Initial conditions precedent a) The signing and effectiveness of this Agreement is conditional upon the Agent having received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent - Signing) in form and substance satisfactory to the Agent no later than 24 March 2023, unless otherwise agreed by the Parties hereto. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied. b) The Borrowers may not deliver a Drawdown Notice unless the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent – Drawdown Notice) in form and substance satisfactory to the Agent. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied. c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.5 (Lenders' participation) if on the date of a Drawdown Notice and on the proposed Drawdown Date: a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed drawing and in the case of any other Loan, no Default is continuing or would result from the proposed drawing; and b) the Repeating Representations contained in Clause 19 (Representations and warranties) deemed to be repeated on those dates are true and correct. 4.3 Maximum number of drawings a) The Term Loan Facility may be drawn in two (2) Loans only, one in respect of each Borrower and its Vessel, during the Availability Period. b) The Borrowers may not deliver a Drawdown Notice under the Revolving Facility if as a result of the proposed drawing more than five (5) Loans would be outstanding under the Revolving Facility. 4.4 Waiver of conditions precedent The conditions precedent specified in this Clause 4 are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of all the Lenders).

18485809/3 27 SECTION 3 DRAWDOWN 5 DRAWDOWN 5.1 Delivery of a Drawdown Notice The Borrowers may utilise a Facility by delivering to the Agent a duly completed Drawdown Notice no later than 11:00 hours three (3) Business Days prior to the proposed Drawdown Date. 5.2 Completion of the Drawdown Notice Each Drawdown Notice is irrevocable and will not be regarded as having been duly completed unless: a) it identifies the Facility, the Borrower and Vessel to which the proposed Loan relates; b) it identifies the purpose of the proposed Loan, being in accordance with Clause 3.1 (Purpose); c) the proposed Drawdown Date is a Business Day within the Availability Period of the relevant Facility; d) the currency specified is USD; e) the aggregate of any Loan(s) utilised and the amount of the proposed Loan, does not exceed the Total Commitments; f) the amount specified in the Drawdown Notice does not exceed the Available Commitments under the relevant Facility; g) the proposed Interest Period complies with Clause 9 (Interest Periods); h) the amount will not cause the allocated Commitments in respect of such Borrower and Vessel, nor the Maximum Loan Amount, to be exceeded; and i) in respect of the Revolving Facility, the amount of the proposed Loan is minimum USD 5,000,000 or integral multiples thereof. 5.3 Automatic Rollover Loan a) In the event that the Agent has not received a Drawdown Notice within the time limit set in Clause 5.1 (Delivery of a Drawdown Notice) for a drawdown under the Revolving Facility made solely for the purpose of repayment of a Loan under the Revolving Facility in accordance with Clause 6.2 (Repayment – Revolving Facility) on its repayment date, it shall be regarded as if the relevant Borrower has completed and submitted a Drawdown Notice for a Rollover Loan to the Agent within the time limit. Any such Rollover Loan shall have the same Interest Period as the preceding Loan. b) In the event that the relevant Borrower does not want the Rollover Loan to be made available automatically, it must notify the Agent in writing before 11:00 hours four (4) Business Days prior to the relevant repayment date.

18485809/3 28 c) The Rollover Loan will only be made available as long as all other requirements under this Agreement for the availability for a Loan under the Revolving Facility in the same amount as the Rollover Loan are fulfilled on the Drawdown Date. d) The Rollover Loan shall be applied to repay the relevant Loan under the Revolving Facility on its repayment date in accordance with Clause 6.2 (Repayment – Revolving Facility). 5.4 Availability Any amount of the Commitments under a Facility which, at that time, has not been utilised shall automatically be cancelled at the close of business in Oslo on the expiry of the relevant Availability Period. 5.5 Lenders' participation a) Upon receipt of a Drawdown Notice, the Agent shall notify each Lender of the details of the requested drawing and the amount of each Lender's participation. b) If the conditions set out in this Agreement have been met, and subject to Clause 6.2 (Repayment – Revolving Facility) each Lender shall no later than 11:00 hours on a Drawdown Date make available to the Agent for the account of the Borrowers an amount equal to its participation in the drawing to be advanced pursuant to a Drawdown Notice. The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitments to the aggregate Available Commitments under such Facility immediately prior to making the Loan.

18485809/3 29 SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 6 REPAYMENT 6.1 Repayment – Term Loan Facility a) Total average age adjusted repayment profile for the Facilities shall be 22 years. The Borrowers shall repay their Loans under the Term Loan Facility in equal quarterly consecutive instalments, reflecting a linear profile down to a balloon payment of USD 52,847,521.04 (assuming full utilisation) at the Final Maturity Date. The first instalment under the Term Loan Facility shall fall due 29 June 2023. b) On the Final Maturity Date the remaining principal amount outstanding under the Loans under the Term Loan Facility shall be repaid as a balloon repayment. c) The Borrowers may not re-borrow any part of a Loan under the Term Loan Facility which is repaid. 6.2 Repayment – Revolving Facility a) Each Borrower shall repay each Loan under the Revolving Facility on the last day of its Interest Period. b) Without prejudice to the Borrowers' obligation under paragraph a) above, if: (i) one or more Loans are to be made available to a Borrower: (A) on the same day that a maturing Loan is due to be repaid by the Borrower; and (B) in whole or in part for the purpose of refinancing the maturing Loan; and (ii) the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the relevant Borrower notifies the Agent to the contrary in the relevant Drawdown Notice, be treated as if applied in or towards repayment of the maturing Loan so that: (A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (1) the Borrower will only be required to make a payment under Clause 29.1 (Payments to the Agent) in an amount equal to that excess; and (2) each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under Clause 29.1

18485809/3 30 (Payments to the Agent) in respect of its participation in the new Loans; and (B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (1) the Borrower will not be required to make a payment under Clause 29.1 (Payments to the Agent); and (2) each Lender will be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan. c) No amount shall be outstanding under the Revolving Facility after the Final Maturity Date. 6.3 Final repayment Notwithstanding Clause 6.1 (Repayment – Term Loan Facility), on the Final Maturity Date the Borrowers shall repay any Loans then outstanding under this Agreement in full, together with all other sums due and outstanding under the Finance Documents at such date (if any). 6.4 Repayment schedule An illustrative repayment schedule is set out in Schedule 8 (Repayment Schedule), based on the assumption of full utilisation of the Commitments allocated to the Term Loan Facility. The Agent shall provide an updated repayment schedule to the Borrowers and the Lenders prior to the last Drawdown Date, reflecting the final amount of each Loan and its Drawdown Date. 7 PREPAYMENT AND CANCELLATION 7.1 Mandatory prepayment – Collateral Maintenance Test a) The sum of the Market Value of the Vessels then owned by the Borrowers over the sum of the then aggregate outstanding principal amount of Loans shall at all times be minimum 115% until (and including) 48 months passed the date of this Agreement, increased to 125% thereafter until 60 months passed, and increased to 130% thereafter until the Final Maturity Date and, in addition, in case of a Charter Contract Early Termination Event in respect of a Vessel, the Market Value of that Vessel over the aggregate outstanding principal amount of Loans for that specific Vessel shall be 130% from expiry or re-delivery (as relevant) and until a new charter contract has been entered into acceptable to the Majority Lenders (acting reasonably) (the "Collateral Maintenance Test"). b) If there is a breach of the Collateral Maintenance Test, the Borrowers shall within fourteen (14) days of the occurrence of such breach either: (i) post additional collateral reasonably satisfactory to the Majority Lenders in favour of the Security Agent (it being understood that cash in USD placed in a pledged and blocked

18485809/3 31 account shall be satisfactory to the Majority Lenders), pursuant to security documentation in form and substance reasonably satisfactory to the Agent, in an aggregate amount sufficient to cure such breach, or (ii) prepay the Loans under the Facilities by an amount necessary to cure such breach. Any such prepayment under this paragraph shall be applied firstly towards the Revolving Facility, and then towards repayment and cancellation of the Term Loan Facility. c) As long as any breach of the Collateral Maintenance Test is continuing and not cured (as evidenced by a Compliance Certificate delivered to the Agent), the Available Commitments under the Revolving Facility shall be deemed reduced to zero for the purpose of any drawdown or proposed drawdown. 7.2 Mandatory prepayment – Total Loss or sale a) For the purpose of this Clause 7.2, the following definitions shall apply: "Disposal Date" means: (i) in case of a sale or other disposal of a Vessel, the date on which the sale or other disposal is completed by delivery of the Vessel to the buyer; (ii) in case of a sale or other disposal of all shares in a Borrower, the date of transfer of such shares from the Intermediate Parent to the buyer; or (iii) in the case of a Total Loss, on the earlier of (i) the date falling one hundred and eighty (180) days after the Total Loss Date and (ii) the receipt by the Agent (on behalf of the Lenders) of the proceeds of Insurance relating to such Total Loss (or in the event of a requisition for title of the Vessel, immediately after the occurrence of such requisition of title). b) If a Vessel is sold or otherwise disposed of, or it becomes a Total Loss, or all shares in a Borrower is sold or otherwise disposed of, the Borrower shall be obliged to prepay the outstanding Loans related to such Vessel and Borrower under this Agreement in full, together with accrued interest, and settle all costs and fees, and all outstanding amounts under Hedging Agreements related to such Loans, Vessel and Borrower, on the Disposal Date, and concurrently all related Commitments shall be automatically cancelled. 7.3 Mandatory prepayment – Illegality If, in any applicable jurisdiction it is or becomes unlawful or contrary to any regulation for any Lender to perform any of its obligations as contemplated by the Finance Documents or to fund or maintain its participation in a Loan or any Sanction applies to or otherwise affect the performance by that Lender of any of its obligations as contemplated by the Finance Documents or its funding or participation in any Loan or if its Affiliate may be in breach of any Sanction as a result of that Lender doing so: a) that Lender shall promptly notify the Agent upon becoming aware of that event; b) the obligation of that Lender to make or maintain any Loan shall immediately terminate; and

18485809/3 32 c) the Borrowers shall repay that Lender's participation in the Loans on the Interest Payment Date occurring after the Agent has notified the Borrowers or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.4 Mandatory prepayment – Change of Control Upon the occurrence of a Change of Control any Lender may cancel its Commitments, and declare that its participation in any Loan, together with accrued interest, costs and fees shall be due and payable. Such notice shall be given by the relevant Lender(s) to the Agent, and upon the Agent notifying the Borrowers, such Commitments will be immediately cancelled and such outstanding part of any Loan and other amounts will become due and payable by the Borrowers within twenty (20) Business Days of such notice. The Borrowers shall promptly notify the Agent upon becoming aware of a Change of Control. 7.5 Voluntary prepayment a) The Borrowers may, if they give the Agent not less than ten (10) RFR Banking Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of a Loan under the Term Loan Facility (but if in part, being an amount of minimum USD 5,000,000 or in integral multiples thereof). b) The Borrowers may, if they give the Agent not less than ten (10) RFR Banking Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of a Loan under the Revolving Facility (but if in part, being an amount of minimum USD 5,000,000 or in integral multiples thereof). c) The Borrowers may, if they give the Agent not less than twenty (20) RFR Banking Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole of all Loans under the Term Loan Facility and the Revolving Facility related to a Vessel and cancel all related Commitments. Upon all such Loans relating to a Vessel being fully and irrevocably prepaid, and all related Commitments being cancelled, the Borrower owning the relevant Vessel shall cease to be a Borrower and the Security Agent shall release any and all Security Interests created under the Security Documents entered into by or in respect of that Borrower. d) A maximum of four (4) voluntary prepayments may be made per calendar year. 7.6 Voluntary cancellation The Borrowers may, if they give the Agent not less than ten (10) Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part of the Available Commitments (but if in part being a minimum amount of USD 5,000,000 or in integral multiples thereof) under the Revolving Facility. Any cancellation under this Clause 7.6 shall reduce the Commitments of the Lenders rateably, and shall be applied pro rata on all future reductions, including the balloon. 7.7 Right of repayment in relation to a single Lender a) If: (i) any sum payable to any Lender by the Borrowers is required to be increased under paragraph c) of Clause 12.2 (Tax gross-up); or

18485809/3 33 (ii) any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans. b) On receipt of a notice of cancellation referred to in paragraph a) above, the Commitment of that Lender shall immediately be reduced to zero. c) On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrowers shall repay that Lender's participation in the Loans together with all interest and other amounts accrued under the Finance Documents. 7.8 Terms and conditions for prepayments and cancellation a) Any notice of prepayment or cancellation by the Borrowers under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made. b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. c) The Borrowers may not re-borrow any part of the Term Loan Facility which is prepaid, and may not re-borrow any part of the Revolving Facility which is mandatorily prepaid. d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. e) No amount of the Commitments cancelled under this Agreement may subsequently be reinstated, unless otherwise agreed in writing with the Lenders. f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the Lenders, as appropriate. 7.9 Application of prepayments Unless otherwise provided for in this Clause 7, prepaid amounts shall be applied as follows: a) any mandatory prepayment under this Agreement shall, to the extent not prepaying the Loans in full, be applied in inverse order of maturity against the remaining instalments, including balloon payments, first pro rata between the Facilities, and secondly, after mandatory prepayments have been applied pro rata between the Facilities, the amount applied pro rata to each Facility shall be applied pro rata between the Loans under the respective Facilities, and shall, save as otherwise stated, reduce rateably each Lender's participation in the Loan(s) prepaid; and b) any voluntary prepayment under this Agreement shall, to the extent not made as part of a prepayment in full of all the Loans relating to a Vessel pursuant to paragraph c) of Clause 7.5 (Voluntary prepayment):

18485809/3 34 (i) in the case of a Loan under the Term Loan Facility, be applied pro rata across the repayment schedule, including the balloon, for each of the Loan(s) under the Term Loan Facility and shall, save as otherwise stated, reduce rateably each Lender's participation in such Loan(s); or (ii) in the case of a Loan under the Revolving Facility, be applied pro rata between the outstanding Loan(s) under the Revolving Facility and shall, save as otherwise stated, reduce rateably each Lender's participation in such Loan(s), in each case unless otherwise agreed between the Borrower and the Agent (acting on behalf of the Majority Lenders). The Agent shall provide an updated repayment schedule to the Borrowers and the Lenders following any prepayment.

18485809/3 35 SECTION 5 COSTS OF UTILISATION 8 INTEREST 8.1 Calculation of interest a) The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. b) If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 8.2 Payment of interest The Borrowers shall pay accrued interest on each Loan on the last day of each Interest Period. 8.3 Default interest a) If an Obligor fails to pay any amount payable by it under the Finance Documents (other than Hedging Agreements) on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two percentage points (2.00%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the relevant Obligor on demand by the Agent. b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. c) If an Event of Default has occurred and is continuing, and notice thereof has been sent from the Agent to the Borrowers, all outstanding amounts under the Facilities shall be deemed overdue and default interest will be calculated and is payable forthwith upon demand from the Agent. 8.4 Notifications of rates of interest a) The Agent shall promptly upon an Interest Payment being determinable notify: (i) the relevant Borrower of that Interest Payment; (ii) each relevant Lender of the proportion of that Interest Payment which relates to that Lender's participation in the relevant Loan; and (iii) the relevant Lenders and the relevant Borrower of:

18485809/3 36 (A) each applicable rate of interest relating to the determination of that Interest Payment; and (B) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan. This paragraph a) shall not apply to any Interest Payment determined pursuant to Clause 10.3 (Cost of funds). b) The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. c) The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan to which Clause 10.3 (Cost of funds) applies. d) This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 9 INTEREST PERIODS 9.1 Selection of Interest Periods a) The Borrowers may select an Interest Period for a Loan in a Drawdown Notice or (if the Loan has already been borrowed) in a Selection Notice. b) Each Selection Notice is irrevocable and must be received by the Agent not later than 11:00 hours three (3) Business Days prior to the expiry of the relevant Interest Period. c) If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph b) above, the relevant Interest Period will be the period specified in the Reference Rate Terms. d) The Borrowers may select an Interest Period of any period specified in the Reference Rate Terms or of any other period agreed between the Borrowers and the Agent (on behalf of the Lenders). e) An Interest Period for a Loan shall not extend beyond the Final Maturity Date. f) An Interest Period for a Loan shall start on the Drawdown Date or (if already made) on the last day of its preceding Interest Period. 9.2 Non-Business Day Any rules specified as "Business Day Conventions" in the Reference Rate Terms shall apply to each Interest Period. 10 CHANGES TO THE CALCULATION OF INTEREST 10.1 Interest calculation if no RFR or Central Bank Rate If: a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non- Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and

18485809/3 37 b) "Cost of funds will apply as a fallback" is specified in the Reference Rate Terms, Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period. 10.2 Market disruption If: a) a Market Disruption Rate is specified in the Reference Rate Terms; and b) before the Reporting Time the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty per cent. (50%) of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 10.3 Cost of funds a) If this Clause 10.3 applies to a Loan for an Interest Period, Clause 8.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on that Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. b) If this Clause 10.3 applies and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. c) Any alternative basis agreed pursuant to paragraph b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties. d) If this Clause 10.3 applies pursuant to Clause 10.2 (Market disruption) and: (i) a Lender's Funding Rate is less than the Market Disruption Rate; or (ii) a Lender does not notify a rate to the Agent by the Reporting Time, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph a) above, to be the Market Disruption Rate. e) Subject to paragraph d) above if this Clause 10.3 applies but any Lender does not notify a rate to the Agent by the Reporting Time the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders. f) If this Clause 10.3 applies the Agent shall, as soon as is practicable, notify the Borrowers.

18485809/3 38 10.4 Break Costs a) If an amount is specified as Break Costs in the Reference Rate Terms, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum. b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 11 FEES 11.1 Commitment fee a) The Borrowers shall pay to the Agent (for the account of each Lender) a fee in USD computed at a rate per annum equal to thirty-five per cent. (35%) of the Margin calculated on each Lender's Available Commitment under the Facilities, from the date of this Agreement to the earlier of: (i) the expiry of all Availability Periods; or (ii) the date on which all Facilities have been cancelled in whole. b) The accrued commitment fee is payable quarterly in arrears on the last day of each fiscal quarter and on the last day of all Availability Periods or such other date upon which the Facilities are cancelled in whole or, in respect of any part cancellation, on the cancelled amount on the date the cancellation is effective. 11.2 Arrangement Fee The Borrowers shall pay to Agent (for further distribution to the Arrangers) an arrangement fee in the amount and at the times agreed in a Fee Letter. 11.3 Agency fee The Borrowers shall pay to Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

18485809/3 39 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12 TAX GROSS-UP AND INDEMNITIES 12.1 Definitions a) In this Agreement: "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means a Lender which is beneficially entitled to interest payable to it in respect of a Loan under this Agreement and, in relation to a Borrower is: (i) a Lender which is resident for tax purposes in the Borrower's Tax Jurisdiction and to whom interest may be paid by that Borrower without a Tax Deduction under the domestic laws of that Borrower's Tax Jurisdiction; or (ii) a Treaty Lender. "Tax Confirmation" means a confirmation by a Lender that it is beneficially entitled to interest payable to it in respect of an advance under a Finance Document specifying: (i) its Tax Jurisdiction; (ii) whether the Lender believes it is a Treaty Lender in relation to a Borrower; and (iii) such other relevant details as may be reasonably requested by a Borrower or the Agent "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Jurisdiction" means, in relation to a Borrower, the jurisdiction in which it is resident for tax purposes from time to time. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). "Treaty Lender" means, in relation to a Borrower, a Lender which is treated as resident in a jurisdiction that has a double taxation agreement (a "Treaty") with the Borrower's Tax Jurisdiction which gives such resident full exemption from tax imposed by the Borrower's Tax Jurisdiction on interest.

18485809/3 40 b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. b) The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor. c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. d) A payment shall not be increased under paragraph c) above by reason of a Tax Deduction if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender in respect of that Obligor, but on that date that Lender is not or has ceased to be a Qualifying Lender in respect of that Obligor other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant authority; or (ii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph g) below. e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

18485809/3 41 h) A Lender shall promptly provide a Tax Confirmation to the Agent when it becomes a party to this Agreement and the Agent shall promptly send the Tax Confirmation it receives to the Borrowers. The Agent may request a Lender to provide a Tax Confirmation in a specific format. A Lender shall promptly notify the Borrowers and the Agent if there is any change in the position from that set out in the Tax Confirmation. 12.3 Tax indemnity a) The Borrowers shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. b) Paragraph a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph d) of Clause 12.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. c) A Protected Party making, or intending to make, a claim under paragraph a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers. d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

18485809/3 42 a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Stamp taxes a) The Borrowers shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. b) The relevant Finance Party shall, if it intends to make a claim pursuant to paragraph a) above, promptly notify the Borrowers of the event giving rise to the claim and shall as soon as practicable, provide a certificate confirming the amount of the claim. 12.6 VAT All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrowers shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT. 12.7 FATCA Information a) Subject to paragraph c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. b) If a Party confirms to another Party pursuant to paragraph a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

18485809/3 43 c) Paragraph a) above shall not oblige any Finance Party to do anything, and paragraph a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 12.8 FATCA Deduction a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties. 13 INCREASED COSTS 13.1 Increased Costs a) Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) compliance with any law or regulation made after the date of this Agreement; (iii) the implementation or application of, or compliance with, Basel III, CRD IV or CRR; or (iv) the implementation or application of, or compliance with, IFRS 9 or any other changes in relevant reporting standards, b) In this Agreement: "Basel III" means:

18485809/3 44 (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text’ published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". "CRD IV" means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC. "CRR" means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012. "IFRS 9" means the International Financial Reporting Standard (IFRS) by the International Accounting Standards Board (IASB) designated as "IFRS 9" and replacing IAS 39. "Increased Costs" means: (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers. b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs, and the Agent shall promptly forward such certificate to the Borrowers.

18485809/3 45 13.3 Exceptions a) Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) compensated for by Clause 12.2 (Tax Indemnity) (or would have been compensated for under Clause 12.2 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph b) of Clause 12.2 (Tax Indemnity) applied); (iii) attributable to a FATCA Deduction required to be made by a Party; (iv) attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. b) In this Clause 13.3, a reference to "Tax Deduction" has the same meaning given to that term in Clause 12.1 (Definitions). 14 OTHER INDEMNITIES 14.1 Currency indemnity a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18485809/3 46 14.2 Sanctions indemnity Each Obligor shall, on demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all costs and expenses (including counsel fees and disbursements) incurred by the Agent or any Lender as a result of conduct of any Obligor or any of their directors, officers, employees, that violates Sanctions. 14.3 Other indemnities The Borrowers shall (or shall procure that an Obligor will) within three (3) Business Days of demand, indemnify each Finance Party against any costs, loss or liability incurred by that Finance Party as a result of: a) the occurrence of any Event of Default; b) a failure by an Obligor to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties); c) the funding, or making arrangements to fund, its participation in a Loan requested by the Borrowers in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers. 14.4 Indemnity to the Agent The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: a) investigating any event which it reasonably believes is a possible Default; b) acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised; c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or d) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. 14.5 Indemnity to the Security Agent a) The Borrowers shall promptly indemnify the Security Agent against any cost, loss or liability incurred by it as a result of: (i) the taking, holding, protection or enforcement of the Security Documents or any other Finance Documents,

18485809/3 47 (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent by the Finance Documents or by law; (iv) any default by an Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or (v) acting as Security Agent under the Finance Documents or which otherwise relates to any of the assets subject to the Security Documents (otherwise, in each case, than by reason of the Security Agent's gross negligence or wilful misconduct). b) The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the assets subject to the Security Documents, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 and shall have a lien on the Security Documents and the proceeds of the enforcement of the Security Documents for all monies payable to it. 15 MITIGATION BY THE LENDERS 15.1 Mitigation a) Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps (for a period of fifteen (15) Business Days) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of: (i) Clause 7.3 (Mandatory prepayment – Illegality) other than as a result of Sanctions; (ii) Clause 12 (Tax gross-up and indemnities); and (iii) Clause 13 (Increased Costs), including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate. b) Paragraph a) does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2 Limitation of liability a) The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably and properly incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). b) A Finance Party is not obliged to take any steps under this Clause 15.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18485809/3 48 16 COSTS AND EXPENSES 16.1 Transaction expenses The Borrowers shall promptly on demand pay to the Agent and the Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of: a) this Agreement and any other documents referred to in this Agreement; and b) any other Finance Documents executed after the date of this Agreement. 16.2 Amendment and enforcement costs, etc The Borrowers shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party for the amount of all costs and expenses (including internal and external legal fees) incurred by it in connection with the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents, and all costs and expenses (including internal and external legal fees) reasonably and actually incurred by it in connection with: a) the granting of any release, waiver or consent under the Finance Documents; and b) any amendment or variation of any of the Finance Documents, including any amendment in connection with a change of RFR.

18485809/3 49 SECTION 7 GUARANTEE AND SECURITY 17 GUARANTEE AND INDEMNITY 17.1 Guarantee and indemnity Each Guarantor hereby irrevocably and unconditionally guarantees, as primary obligors as and for its own debt and not merely as surety (No. selvskyldnerkausjon) to each Finance Party, on a joint and several basis with the other Guarantor: a) the due and punctual payment by the Borrowers of any and all sums which are now or at any time hereafter will be payable by the Borrowers under or in respect of the Finance Documents in accordance with the terms and provisions thereof (including, without limitation, principal, interest, default interest, legal fees and other fees, Break Costs, transaction and enforcement costs and any other costs, expenses, Taxes and Tax indemnities, currency indemnities and any other indemnities, claims for damages and any other costs and expenses in respect of any Event of Default or any other breach by any Borrower under the Finance Documents); b) the due and punctual performance by the Borrowers of all of the Borrowers' obligations under or in respect of the Finance Documents; and c) to indemnify each Finance Party immediately upon the Agent's first written demand against any loss, liability, costs and expenses suffered, incurred or paid by that Finance Party if any obligation of the Borrowers is or becomes unenforceable, invalid or illegal, and also if the governing law is amended other than if amended pursuant to the terms of the Finance Documents, (such amounts together referred to as the "Outstanding Indebtedness"). 17.2 Payment upon first demand If any Borrower shall fail to pay any sum under the Finance Documents as and when such sum shall become due and payable, each Guarantor shall immediately upon the Agent's first written demand pay to the Agent for the account of the relevant Finance Party an amount equal to such sum which the Borrowers shall not have paid, such payment to be made in immediately available funds to the account of the Agent, as the Agent may designate, without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future Taxes. 17.3 No limitation on number of demands Demands under this Clause 17 may be made by the Agent (on behalf of the Finance Parties) from time to time and there shall be no limitation in the number of demands which can be made hereunder. 17.4 Maximum guarantee liability The total liability of each Guarantor under this Clause 17 shall, in the aggregate, always be limited to USD 377,000,000, plus any unpaid amount of interest, fees, liability, costs and expenses under the Finance Documents.

18485809/3 50 17.5 Continuing guarantee This Guarantee shall be a continuing guarantee which shall be effective as of the date hereof and shall remain in full force and effect until payment in full has been received by the Agent (on behalf of the Finance Parties) of the Outstanding Indebtedness. 17.6 No discharge The obligations of each Guarantor under this Clause 17 shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances regardless of whether any such events or circumstances occur with or without such Guarantor's knowledge and consent: a) any total or partial invalidity, irregularity, illegality, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligation of the Borrowers, the Finance Parties or any other person under the Finance Documents or any other document or security; b) any time, waiver, consent or other indulgence granted to a Borrower or any other person or any composition or arrangement made by any Finance Party or any other person with a Borrower or any other person; c) any increase or reduction of the amount of a Loan, or variation of the terms and conditions for its repayment (including without limitation, the rate and/or method of calculation of interest payable on any Loan); d) any amendment, modification, replacement, supplement, variation, compromise, extension or renewal of any Finance Document or any right against any security over any assets of a Borrower or any other person; e) any refusal or neglect to take up or perfect or enforce or any release, indulgence or other relief granted under any Finance Document or any rights against or any security over any assets of a Borrower or any other person or any failure to realize the full value of any security; f) any transfer, assignment, assumption or novation of rights and obligations under the Finance Documents by a Borrower, a Lender or any other person; g) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Borrower, a Lender or any other person; h) any corporate reorganisation, reconstruction, amalgamation, dissolution, merger, acquisition or any other alteration in the corporate existence or structure of any of the Finance Parties, a Borrower or any other person; or i) any insolvency or similar proceedings concerning a Borrower, a Lender or any other person. 17.7 Waiver Each Guarantor specifically waives all rights under the provisions of the FA Act not being mandatory provisions.

18485809/3 51 17.8 Reinstatement If any payment by a Borrower, any other guarantor or any other provider of security under the Finance Documents must be repaid, or any discharge given by a Lender (whether in respect of the obligations of a Borrower, another guarantor or any security for those obligations or otherwise) is avoided or reduced, as a result of insolvency or any similar event: a) the liability of the Guarantors shall continue as if such payment, discharge, avoidance or reduction had not occurred; and b) the Finance Parties shall be entitled to recover the value or amount of that security or payment from the Guarantors, as if such payment, discharge, avoidance or reduction had not occurred. 17.9 Undertaking Each Guarantor undertakes to the Agent that as long as this Guarantee is effective: a) following receipt of a notice from the Agent of the occurrence of any Event of Default, the Guarantor will not make a demand for any claim of moneys due to the Guarantor from a Borrower or any other guarantor, or exercise any other right or remedy to which a Borrower or any other guarantor are entitled to in respect of such moneys unless and until all moneys due and payable by the Borrowers have been irrevocably paid in full; b) if a Borrower or any other guarantor becomes the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantor shall not (unless so instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Agent) make any claim in such insolvency, winding- up or liquidation until all the Outstanding Indebtedness owing or due has been irrevocably paid in full; c) if the Guarantor being in breach of paragraphs a) and b) above receives or recovers any money pursuant to such exercise, claim or proof as therein referred to, such moneys shall be held by the Guarantor for the Agent to apply the same as if they were money received or recovered by the Agent under this Guarantee; and d) it will not take or has not taken from any Borrower any security whatsoever for the obligations guaranteed hereunder. 17.10 Immediate recourse The Agent shall not be required to take any action against any Borrower, either Guarantor or any other person before claiming from either or both of the Guarantors (in its sole discretion) under this Clause 17. 17.11 No right of recourse and no security The Guarantors shall have no right of recourse against any Borrower, any other guarantor or any of their respective bankruptcy estate for any amount paid by the Guarantors under this Guarantee for so long as any part of the Outstanding Indebtedness remains outstanding, and the Guarantors shall not be entitled to obtain from any Borrower any security for any such right of recourse which the Guarantors may have after such time. Any such security which the Guarantors might obtain shall be regarded as supplementary security in favour of the Finance Parties. The Guarantors hereby renounce any and all such claims it has or may get

18485809/3 52 against a Borrower or any other guarantor for as long as any part of the Outstanding Indebtedness remains outstanding. 17.12 No subrogation in Finance Parties' security The Guarantors shall have no right to subrogate, wholly or partly, in any security provided to the Finance Parties pursuant to the Finance Documents or in any other way until all of the Outstanding Indebtedness has been fully and finally paid. 17.13 Action Without affecting the obligations of either Guarantor hereunder, the Agent, the other Finance Parties may take such action as the Agent, the other Finance Parties, as the case may be, in their own discretion may consider appropriate against the Borrowers, the Guarantors or any other persons or parties or securities to recover monies due and payable in respect of the obligations under the Finance Documents. 17.14 Knowledge of the additional security Each Guarantor acknowledges and agrees that: a) it has received a copy of and has full knowledge of the security which is to be granted in respect of the amounts outstanding under the Finance Documents; b) this Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party as security for the Borrowers' obligations under the Finance Documents. 17.15 Assignment The Agent and the Finance Parties may assign or transfer the rights under this Guarantee to any person to whom the rights and obligations of such Finance Party under the Agreement are wholly or partly assigned or transferred to in accordance with Clause 25 (Changes to the Parties) of the Agreement. 17.16 Expenses The Guarantors shall pay to the Agent on demand on a full indemnity basis all charges, costs and expenses (including the legal fees) incurred by the Finance Parties in connection with the preservation and enforcement of any of the rights of the Finance Parties under this Guarantee. 17.17 No implied waivers No delay or failure by the Agent or any other Finance Party to exercise any right or remedy under this Guarantee shall operate or be construed as a waiver of such rights or remedies unless otherwise expressly stated in writing by the Agent or such Finance Party. No partial exercise of any right or remedy shall prevent any further or other exercise of such right or remedy or any other right or remedy. No express waiver of any rights or remedies in respect of an Event of Default or any other event by the Agent, any other Finance Party shall operate or be construed as a waiver of any rights or remedies in respect of any similar or other Event of Default or events.

18485809/3 53 18 SECURITY 18.1 Security Documents The Borrowers' obligations and liabilities under the Finance Documents, including (without limitation) the Borrowers' obligation to repay the Loans together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of the Borrowers towards the Lenders, the Agent or any other Finance Party in connection with this Agreement or another Finance Document, shall at any time until all amounts due to the Finance Parties under the Finance Documents have been paid and/or repaid in full, be cross collaterally secured by: (i) the Account Pledge; (ii) the Assignment of Earnings and Charterparties; (iii) the Assignment of Hedging Claims; (iv) the Assignment of Insurances; (v) the Assignment of Intercompany Loans; (vi) the Guarantees; (vii) the Mortgage; (viii) the Share Pledge; and (ix) the Manager's Undertakings. 18.2 Security for Hedging Agreements a) For the avoidance of doubt, the Security Interest created by the Security Documents shall also secure the Borrowers' obligations under the Hedging Agreements on a pro rata basis, but subject to a subordinated distribution of proceeds in accordance with Clause 29.6 (Partial payments). The Hedge Providers shall not take any action to enforce any of its rights under any of the Security Documents in respect of the Hedging Agreements unless and until all monies outstanding to the other Finance Parties have been fully and irrevocably repaid. b) Each Borrower shall ensure that the Mortgages be amended to cover any and all Hedging Agreements entered into subsequent to the date of the Mortgage, on terms acceptable to the Security Agent and without undue delay from entry into of any such Hedging Agreement, in order to secure that any liability of the Borrowers under any and all Hedging Agreements are secured under the Mortgages. 18.3 Perfection and further assistance Each Obligor undertakes to ensure that the above Security Documents be duly executed by the parties thereto in favour of the Security Agent (on behalf of the Finance Parties) on or about the date of this Agreement (or if not possible, as soon as practically possible), and legally valid and in full force and effect throughout the Security Period. Each Obligor further undertake to take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection,

18485809/3 54 maintenance or realisation of any Security Interest conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 18.4 Share Pledge – waiver of recourse If the Security Agent enforces a Share Pledge, each Guarantor and the other Borrowers hereby irrevocably (i) waives any and all of its claims against the relevant Borrower to which shares such Share Pledge relates, and releases such Borrower from any and all liabilities to each Guarantor and other Borrower, including but not limited to any liabilities of that Borrower under any intra-group or shareholder loans and any liability to each Guarantor and that Borrower under any recourse claims (the "Borrower Liabilities"), and (ii) authorises the Security Agent and grants power of attorney to the Security Agent to (without any consent, sanction, authority or further confirmation from any other party), to release any and all of the Borrower Liabilities, in order to allow for a sale of the shares in that Borrower to be completed without any claims of any Guarantor or other Borrower continuing to exist against the Borrower following such sale to the extent permitted by applicable mandatory laws.

18485809/3 55 SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 19 REPRESENTATIONS AND WARRANTIES Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement: 19.1 Status and ownership a) It is a company with limited liability or corporation, as applicable, duly incorporated and validly existing under the law of its jurisdiction of incorporation; b) It has the power to own its assets and carry on its business as it is being conducted; c) The Intermediate Parent owns directly one hundred per cent. (100.00%) of the shares and voting rights in each Borrower; and d) The Ultimate Parent owns directly one hundred per cent. (100.00%) of the shares and voting rights in the Intermediate Parent. 19.2 Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 24.7 (Insolvency proceedings) or creditors' process described in Clause 24.8 (Creditors' process), has been taken or threatened in relation to an Obligor, and none of the circumstances described in Clause 24.6 (Insolvency) applies to an Obligor. 19.3 Binding obligations a) The Finance Documents and Transaction Documents to which it is a party constitute legal, valid, binding and enforceable obligations. b) Save as provided herein or therein and/or as have been or shall be completed prior to the Drawdown Date, no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Finance Documents enforceable against it, and in respect of a Vessel, for the Mortgage to constitute a valid and enforceable first priority mortgage over the Vessel. 19.4 No conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and/or the Transaction Documents do not and will not conflict with: a) any law or regulation applicable to it any present law or regulation applicable to it (including Directive 1905/60/EC of the European Parliament and of the Council of the European Communities Union of 26 October 2005, implemented to combat money laundering); b) any of its constitutional documents; or c) any agreement or document to which it is a party or by which it or any of its assets are bound.

18485809/3 56 19.5 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of, the Finance Documents and Transaction Documents to which it is a party and the transactions contemplated by those Finance Documents and Transaction Documents. 19.6 Governing law and enforcement a) The choices of governing law of the relevant Finance Documents will be recognised and enforced in its jurisdiction of incorporation. b) Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law will be recognised and enforced in its Relevant Jurisdiction. c) No third party has or will have any Security Interest over any assets that are the subject of any Security Documents granted by it. d) The Charter Contracts are valid, binding and effective. 19.7 Authorisations and consents All Authorisations required by it (i) in connection with the entering into, performance, validity and enforceability of the Finance Documents and the transactions contemplated hereby and thereby, and (ii) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdiction, have been obtained or effected and are in full force and effect. 19.8 Taxes a) It has complied with all taxation laws in all jurisdictions where it is subject to taxation and has paid all applicable Taxes and other amounts due to governments and other public bodies where failure to do so is reasonably likely to have a Material Adverse Effect. No claims are being asserted against it with respect to any Taxes or other payments due to public or governmental bodies, which are reasonably likely to have a Material Adverse Effect. b) It is not required to make any Tax Deductions (as defined in Clause 12.1 (Definitions)) for or on account of Tax from any payment it may make under any of the Finance Documents. 19.9 No filing or stamp taxes Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except the registration of the Mortgage with the Approved Ship Registry, which registrations, filings, taxes and fees shall be made and paid promptly by the Obligors after the date of the relevant Finance Document. 19.10 No Default a) No Event of Default is continuing or might reasonably be expected to result from the making of a Loan or the entry into and performance of or any transaction contemplated by any of the Finance Documents.

18485809/3 57 b) No event having a Material Adverse Effect has occurred, and no event or circumstances is outstanding which constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or any combination of the foregoing) might constitute a default under any other agreement or instrument which is binding on it or to which the its assets are subject which has or is reasonably likely to have a Material Adverse Effect. 19.11 No misleading information a) Any factual information, documents, exhibits or reports relating to it and which have been furnished to the Finance Parties by or on behalf of it for the purposes of this Agreement are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect. b) Any financial projections contained in the information referred to in paragraph a) above have been prepared as at their date on the basis of recent historical information and on the basis of assumptions believed by the Obligor to be reasonable as at the date of preparation. 19.12 Original Financial Statements a) The Original Financial Statements give a true and fair view of its financial condition as at the end of the period to which they related, and have been prepared in accordance with US GAAP consistently applied. b) Since the date of the Original Financial Statements, there has been no material adverse change in its business or financial condition. 19.13 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally. 19.14 No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which if adversely determined, might reasonably be expected to have a Material Adverse Effect, have (to its knowledge and belief) been started or threatened against it, and no judgements or orders have been issued which might reasonably be expected to have a Material Adverse Effect. 19.15 No immunity The execution and delivery by it of each Finance Document to which it is a party constitute, and its exercise of its respective rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes, and it will not (except for bankruptcy or any similar proceedings) be entitled to claim for itself or any or all of its assets immunity from suit, execution, attachment or other legal process in any other proceedings taken in Norway and/or elsewhere (as the case may be) in relation to any Finance Document. 19.16 No winding-up It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation (by way of voluntary arrangement, scheme of arrangement or

18485809/3 58 otherwise), winding-up, dissolution, judicial management or administration or for the appointment of a receiver, administrator, administrative receiver, judicial manager, trustee or similar officer of it or any or all of its assets. 19.17 Environmental compliance It has performed and observed in all material respects all Environmental Laws, Environmental Approvals and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with a Vessel. 19.18 Environmental Claims No Environmental Claim has been commenced or (to the best of the Obligor's knowledge and belief) is threatened against it. 19.19 ISM Code and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to any Obligor, the Managers and/or the Vessels have been complied with. 19.20 The Vessels Each Vessel is: a) in the absolute ownership of the respective Borrower, free and clear of all encumbrances (other than as permitted in accordance with Clause 22.5 (Negative Pledge – Collateral)) and each Borrower is and will remain the sole, legal and beneficial owner of the respective Vessels; b) registered in the name of the respective Borrower with an Approved Ship Registry under the laws and flag of such Approved Ship Registry; c) operationally seaworthy in every way and fit for service; and d) classed with an Approved Classification Society, free of all overdue requirements, recommendations and conditions. 19.21 Anti-corruption laws and Sanctions The Obligors have conducted their businesses in compliance with applicable anti-corruption and antibribery laws and Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws, and will not use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or similar legislation in applicable jurisdictions. 19.22 No money laundering a) It is acting for its own account in relation to the Facilities and in relation to the performance and the discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article

18485809/3 59 1 of the Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2006 (as amended, supplemented and/or replaced from time to time). b) The Borrowers will use the proceeds of the Facilities for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement. 19.23 No breach of laws It has not breached any law or regulation applicable to it in any material respects. 19.24 Sanctions None of the Obligors nor any of their respective Affiliates (collectively, the "Relevant Group") or, to the knowledge of the Obligors, any director, officer, employee, agent or representative of the Relevant Group: a) is in breach of any Sanctions; b) is a Restricted Party nor acts directly or indirectly on behalf of a Restricted Party; or c) has received notice of or is aware of any claim, action, suit, proceeding, formal notice or investigation against it with respect to Sanctions. 19.25 Repetition The Repeating Representations set out in this Clause 19 shall be deemed to be repeated: a) on the date of each Drawdown Notice; b) on each Drawdown Date; c) on the first day of each Interest Period; and d) in each Compliance Certificate forwarded to the Agent pursuant to Clause 20.2 (Compliance certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest). 20 INFORMATION UNDERTAKINGS The undertakings set out in this Clause 20 shall remain in force from the date of this Agreement and throughout the Security Period. 20.1 Financial statements The Ultimate Parent shall supply to the Agent in sufficient copies for all of the Lenders: a) as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its fiscal years, its consolidated audited financial statements for that fiscal year together with the unaudited accounts of the Borrowers; b) as soon as the same become available, but in any event within 2 months after the end of each financial quarter, its unaudited consolidated financial statements for that financial quarter; and

18485809/3 60 c) as soon as the same become available, but in any event no later than 28 February for each year, its budget and cash flow projections. 20.2 Compliance Certificates The Ultimate Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs a) and b) of Clause 20.1 (Financial statements), a Compliance Certificate in the form set out in Schedule 5 (Form of Compliance Certificate) signed by the CFO of the Ultimate Parent setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) and the Collateral Maintenance Test pursuant to Clause 7.1 (Mandatory prepayment – Collateral Maintenance Test), as at the date at which those financial statements were drawn up. 20.3 Vessels' Market Value Valuations to determine the Market Value of the Vessels shall be obtained by the Borrowers for the Borrowers' cost prior to the end of each financial half-year and to be addressed to and sent to the Agent together with each Compliance Certificate, or, if an Event of Default has occurred or if a Vessel is sold or otherwise disposed of, or it becomes a Total Loss, or all shares in a Borrower are sold or otherwise disposed of, for the Borrowers' cost at such further frequency as may be requested by the Agent (acting on behalf of the Majority Lenders). 20.4 Requirements as to financial statements The Obligors shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Obligors unless, in relation to any set of financial statements, they notify the Agent that there has been a change in US GAAP, the accounting practices or reference periods and the Obligor's auditors deliver to the Agent: a) a description of any change necessary for those financial statements to reflect US GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and b) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 20.5 Fiscal Year There shall be no change to any Obligor's fiscal year without the prior written consent of the Agent (on behalf of the Majority Lenders). 20.6 Information – miscellaneous The Obligor shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

18485809/3 61 a) at the same time as they are dispatched, copies of all documents dispatched by an Obligor to its creditors generally; b) promptly upon becoming aware of them, the details of any litigation, claim, arbitration or administrative proceedings which are current, threatened or pending against an Obligor, and which might, if adversely determined, have a Material Adverse Effect; c) promptly, such further information regarding the business, operations, assets, operations (financial or otherwise) and technical data of the Obligors and the Vessels as the Agent may reasonably request, and which can be delivered without breach of any confidentiality undertakings or any applicable law or rules of a securities/regulatory exchange; d) promptly, such further information reasonably requested by the Agent (on behalf of the Finance Parties) in order for each Finance Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents; e) promptly, following any request therefor, the Obligors shall use reasonable efforts to provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable "know your customer" requirements or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents, including under the Patriot Act, the Beneficial Ownership Regulation (1 C.F.R. §1010.230) or other applicable anti-money laundering laws; f) promptly upon becoming aware of any Change in Ultimate Beneficial Owner, the name of the Ultimate Beneficial Owner and such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the Ultimate Beneficial Owner; and g) promptly, upon becoming aware of them, the details of any loss, seizure, capture or piracy against any Vessel. 20.7 Notification of default Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 20.8 Notification of Environmental Claims Each Obligor shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same: a) if any Environmental Claim has been commenced or (to the best of the Obligor's knowledge and belief) is threatened against an Obligor or a Vessel; and b) of any fact and circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against an Obligor or a Vessel.

18485809/3 62 20.9 "Know your customer" checks a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any Change in Ultimate Beneficial Owner after the date of this Agreement; (iii) any Applicable KYC Procedures; (iv) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; (v) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (vi) any anti-money laundering or anti-terrorism financing laws and regulations applicable to the Agent or any Lender, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. For the purpose of this Clause 20.9: "Applicable KYC Procedures" means any applicable "know your customer" checks or similar identification procedures, or equivalent internal policies of a Lender or the Agent, or any equivalent procedures required by applicable law or regulations. 20.10 Use of websites a) The Ultimate Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Finance Parties (the "Website Lenders") who accept this method of

18485809/3 63 communication by posting this information onto an electronic website designated by the Ultimate Parent and the Agent (the "Designated Website") if: (i) the Agent expressly agrees (after consultation with each of the Finance Parties) that it will accept communication of the information by this method; (ii) both the Ultimate Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Ultimate Parent and the Agent. b) If any Finance Party (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Ultimate Parent accordingly and the Ultimate Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Ultimate Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it. c) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Ultimate Parent and the Agent. d) The Ultimate Parent shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or (v) the Ultimate Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. e) If the Ultimate Parent notifies the Agent under paragraph d)(i) or paragraph d)(v) above, all information to be provided by the Ultimate Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. 21 FINANCIAL COVENANTS 21.1 Financial definitions Except otherwise explicitly provided for in this Agreement, an accounting term used in this Clause is to be construed in accordance with US GAAP.

18485809/3 64 For the purposes of this Clause 21, the following definitions shall apply: "Cash and Cash Equivalents" means, at any date, the aggregate amount of freely available cash and cash equivalents of the Group, in each case reported in accordance with US GAAP, including without limitation: a) cash in hand or on freely available deposit with any bank or financial institution; b) certificates of deposits or marketable debt securities (included money market funds) with a maturity of twelve (12) months or less after the relevant date of calculation, issued by an Arranger or a financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations with A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or c) any other instrument, security or investment approved in writing by the Agent (acting on the instructions of the Majority Lenders), and in each case, to which any of the Obligors is beneficially entitled at that time and which can be promptly realised and applied against the Loans. "Equity Ratio" means the ratio of Total Equity to Total Assets. "Liquidity" means, at any given time, the aggregate of (i) Cash and Cash Equivalents and (i) any undrawn amount freely and unconditionally available for drawings under any credit facilities with remaining tenor of at least six (6) months. "Total Assets" means the aggregate book value of total assets in accordance with US GAAP. "Total Equity" means the aggregate book value of the equity treated as equity in accordance with US GAAP. "Working Capital" means current assets less current liabilities (which shall exclude instalments of long term debt due in the next twelve (12) months, capital lease payments and, in respect of the Borrowers only, any intra group debt incurred in accordance with Clause 22.10 b)(ii) (Financial Indebtedness restrictions)). 21.2 Financial testing a) The financial covenants set out in this Clause 21 (Financial Covenants) shall be calculated in accordance with US GAAP consistently applied, provided always, that lease obligations shall be classified in accordance with applicable account principles prior to 1 January 2019 (for the avoidance of doubt, disregarding any amendments to accounting principles as a result of IFRS 16 or equivalent). b) The financial covenants shall be tested quarterly, by reference to each of the financial statements delivered pursuant to paragraphs a) and b) of Clause 20.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate). 21.3 Financial covenants The Ultimate Parent shall ensure that it maintains (on a consolidated basis) at all times: a) an Equity Ratio of:

18485809/3 65 (i) minimum 0.25 to 1.00 for the financial quarter ending 31 March 2023; and (ii) minimum 0.20 to 1.00 at all times thereafter; b) a positive Working Capital; and c) Liquidity of minimum the higher of: (i) USD 25,000,000; or (ii) an amount equal to five per cent. (5%) of the Group’s total interest bearing Financial Indebtedness on a consolidated basis net of any Cash and Cash Equivalents. 21.4 Change of accounting principles If the Agent believes that the definitions and/or the financial covenants set out in this Clause 21 (Financial covenants) need to be amended as a result of any change of accounting principles, determination or requirement, the Ultimate Parent and the Agent shall negotiate (Agent acting on the instructions of the Lenders) in good faith to amend the existing definitions and/or financial covenants so as to provide the Lenders with substantially the same protections as the definitions and/or financial covenants set out in this Clause 21 (but which are not materially more onerous for the Borrowers or the Ultimate Parent). 22 GENERAL UNDERTAKINGS The undertakings set out in this Clause 22 shall remain in force from the date of this Agreement and throughout the Security Period. 22.1 Authorisations etc. The Obligors shall promptly: a) obtain, comply and do all that is necessary to maintain in full force and effect; and b) supply certified copies to the Agent (if so requested) of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 22.2 Compliance with laws Each Obligor shall comply in all material respects with all laws and regulations to which it may be subject. 22.3 Pari passu ranking Each Obligor shall ensure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

18485809/3 66 22.4 Title – Collateral Each Borrower will hold legal title to, and own the entire beneficial interest in, its Vessel, its Insurances, its Earnings and all of its other assets, free of all Security Interest, except for those created by the Finance Documents and as set out in Clause 22.5 (Negative pledge – Collateral). 22.5 Negative Pledge – Collateral Neither of the Obligors, nor any other member of the Group, shall create or permit to subsist any Security Interest over (i) any asset subject to, or intended to be subject to, Security Interest under the Security Documents, or (ii) any other asset of the Borrowers, other than: a) the Security Interest created under the Security Documents; b) any Security Interests arising in the ordinary course of business by operation of law and securing obligations not more than forty-five (45) days overdue; and c) any Security Interests disclosed in writing to the Agent, and consented to in writing by the Agent (acting upon instructions from the Majority Lenders). 22.6 Ownership of the Borrowers and the Intermediate Parent a) The Intermediate Parent shall at all times own directly one hundred per cent. (100.00%) of the shares and voting rights in each Borrower. b) The Ultimate Parent shall at all times own directly one hundred per cent. (100.00%) of the shares and voting rights in the Intermediate Parent. c) Neither of the Obligors shall create or permit to subsist any Security Interest over any existing or future shares issued by the Borrowers or the Intermediate Parent, other than the Security Interest created under the Security Documents. 22.7 Preservation of assets Each Obligor shall maintain and preserve all of its assets that are necessary or desirable, in the opinion of the Agent (acting on the instruction of the Majority Lenders), for the conduct of its business, as intended to be conducted at the date of this Agreement, in good working order and condition, ordinary wear and tear excepted. 22.8 Change of business The Obligors shall ensure that no change is made to the general nature of its business from that carried out at the date of this Agreement without the prior written consent of the Agent (on behalf of the Lenders). 22.9 No mergers etc. No Obligor shall enter into any merger, amalgamation, de-merger, split-up, divest, consolidation with or into any other person or be the subject of any reconstruction, name change or change of type of organization without the prior consent of the Agent (on behalf of the Lenders). 22.10 Financial Indebtedness restrictions a) The Borrowers shall not incur, create or permit to subsist any Financial Indebtedness.

18485809/3 67 b) Paragraph a) above does not apply to Financial Indebtedness: (i) incurred under the Finance Documents; (ii) incurred under any loans from any Guarantor, provided that any Guarantor’s claims under such loans are subject to an Assignment of Intercompany Loan and fully subordinated to the claims of the Finance Parties under the Finance Documents; (iii) incurred under any loans from any Obligor (other than the Guarantors), provided that any Obligor's claims under such loans are subject to an Assignment of Intercompany Loan and fully subordinated to the claims of the Finance Parties under the Finance Documents; or (iv) consented to in writing by the Lenders. 22.11 Financial support The Borrowers shall not make or grant any loans, guarantees or any other form of financial support to any person, except for: a) financial support by way of trade credit in the ordinary course of operation of the Vessels; and b) intra-group loans to a Guarantor or any other Obligor, provided always that the obligations of such Guarantor or any other Obligor be fully subordinated to any obligations under the Finance Documents, and the Borrowers' claims under such loans are subject to an Assignment of Intercompany Loan. 22.12 Distributions from the Borrowers Following the occurrence of an Event of Default which is continuing or if an Event of Default would result from such distribution or payment, the Borrowers may not: a) declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); b) pay any interest or repay any principal amount (or capitalised interest) on any debt to any of its shareholders; or c) redeem, repurchase or repay any of its share capital or resolve to do so, or enter into any transaction or arrangement having a similar effect as described in paragraphs a) and b). 22.13 Distributions from the Ultimate Parent a) Subject to the limitations listed in paragraph (b) below, the Ultimate Parent may: (i) declare, make or pay any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) pay any interest or repay any principal amount (or capitalised interest) on any debt to any of its shareholders;

18485809/3 68 (iii) redeem, repurchase or repay any of its share capital or resolve to do so; or (iv) enter into any transaction or arrangement having a similar effect as described in paragraphs (i) to (iii). b) The distributions described in paragraph (a) above can only be carried out and effectuated if: (i) no Event of Default is existing and is continuing on the time when the distribution is to be made or would result from the making, payment or declaration of the distribution; or (ii) as otherwise consented to in writing by the Agent (on behalf of the Majority Lenders). 22.14 Investments No Borrower shall make any investments or acquisitions, neither of vessels or companies (or shares in companies), other than: a) the acquisition of its respective Vessel; b) ordinary and scheduled maintenance of such Vessel; c) upgrades and additional equipment of such Vessel; and d) any other maintenance of the Vessel required in order to be in compliance with the provisions under this Agreement, including, but not limited to, Clause 23.3 (Classification and repairs). 22.15 Disposals a) The Borrowers shall not, and the Guarantors shall procure that the Borrowers will not, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease (excluding, for the avoidance of doubt, a Charter Contract), transfer or otherwise dispose of any asset (including without limitation any Vessel, its Earnings or its Insurances). b) Paragraph a) above does not apply to the sale of any Vessel, provided that the required prepayment in respect of the Vessel is made in accordance with Clause 7.2 (Mandatory prepayment – Total Loss or sale). 22.16 Environmental compliance The Obligors shall comply in all respects with all applicable Environmental Laws subject to the terms and conditions of any applicable Environmental Approval and obtain and maintain any applicable Environmental Approval. 22.17 Arm's length transactions No Obligor shall engage in, directly or indirectly, any transaction with any party (without limitation, the purchase, sale or exchange of assets or the rendering of any service), except pursuant to the reasonable requirement of the Obligor's business and upon fair and reasonable terms that are no less favorable to the Obligor, as the case may be, than those which might be obtained in an arm's length transaction at the time.

18485809/3 69 22.18 Listing The Ultimate Parent shall remain listed on the Oslo Stock Exchange, New York Stock Exchange or another recognised stock exchange acceptable to the Agent (on behalf of the Lenders). 22.19 Hedging a) The Hedge Providers shall have a first right of refusal in relation to interest hedging relating to the Vessels or the Facilities on competitive terms. b) No Obligor shall carry out derivative transactions for speculative purposes, and for avoidance of doubt, for any hedging under the Hedging Agreements, the nominal amount hedged shall not exceed the Loans outstanding and/or the Final Maturity Date (unless there is a break option at such time). 22.20 Earnings Accounts The Borrowers shall open and maintain all its Earnings Accounts with the Account Bank, ensure that all Earnings are paid to the Earnings Accounts, and that the Earnings Accounts remain subject to the Account Pledge(s). The Borrowers may freely operate and make withdrawals from the Earnings Accounts until the occurrence of an Event of Default which is continuing. 22.21 Changes to Charter Contracts The Borrower shall not make or agree to any material change to or waiver under any Charter Contract, without the prior written consent of the Majority Lenders which shall not be unreasonably withheld or delayed. In this respect, any changes or waivers relating to the counterparty, the charter period, termination and/or daily charter rate under a Charter Contract shall always be considered material. 22.22 Taxation The Obligors shall pay and discharge all Taxes imposed upon any of them or any of their assets within the time period allowed without incurring penalties unless and only to the extent that such payment is being contested in good faith or can be lawfully withheld. 22.23 Sanctions a) Each Obligor shall, and the Obligors shall ensure that their directors, officers and employees, agents and representatives shall comply in all respects with Sanctions. b) No Obligor shall, and the Obligors shall ensure that none of their directors, officers or employees will, take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Restricted Party. c) No Obligor shall use any revenue or benefit derived from any activity or dealing with a Restricted Party in discharging any obligation due or owing to the Finance Parties; d) Each Obligor shall procure that no proceeds from any activity or dealing with a Restricted Party are credited to any bank account held with any Finance Party in its name; e) Each Obligor shall to the extent permitted by law promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or investigation against it with respect to

18485809/3 70 Sanctions by any Sanctions Authority, and provide information on what steps are being taken with regards to answer or oppose such claim, action, suit, proceedings or investigation; f) No Obligor shall or permit or authorise any other person to, directly or indirectly use the proceeds of a Loan, or lend, make payments of or contribute or otherwise make available all or any part of such proceeds (i) to or for the benefit of any Restricted Party (including to fund any activities of or business with any Restricted Party), (ii) to fund any activities or business in any country or territory, that, at the time of such funding, is the subject of Sanctions or (iii) in any other manner that would result in a violation of Sanctions by any person (including any person participating in a Loan hereunder, whether as a Finance Party or otherwise) or any such person becoming a Restricted Party; g) Each Obligor shall ensure that no Vessel is or becomes the target of any Sanctions (by way of such Vessel being designated under any Sanctions or Sanctions List); and (h) The Obligors shall not permit the use or operation of a Vessel (i) in any country or territory that at such time is the subject of Sanctions and which would result in a violation of Sanctions, or (ii) in any other manner that will result in a violation of Sanctions by any Obligor, any Finance Party or any other person participating in the transaction. 22.24 EU Bail-In In the event that any Finance Document (other than Hedging Agreements) will be governed by the laws of a non-EEA Member Country, then to the extent the Agent determines it is necessary such Finance Document shall either prior to its entry, or if already in force be amended to, contain the current form of EU bail-in provisions recommended by the Loan Market Association. 22.25 Anti-bribery, anti-corruption and anti-money laundering The Borrowers shall not use the proceeds of the Facilities for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or similar legislation in applicable jurisdictions, and shall ensure compliance with any anti-corruption laws, and any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2006 (as amended, supplemented and/or replaced from time to time). 23 VESSEL COVENANTS The undertakings set out in this Clause 23 shall remain in force from the date of this Agreement and throughout the Security Period. 23.1 Insurance a) The Borrowers shall maintain or ensure that each Vessel is insured against such risks, including but not limited to, Hull and Machinery, Protection & Indemnity (including maximum cover for pollution liability with a club within the International Group of P&I Clubs), Hull Interest and/or Freight Interest and War Risk (including acts of terrorism, hijacking, confiscation and piracy) insurances, in such amounts, on such terms and with such brokers, clubs and/or insurers as the Agent (acting on the instruction of the Majority Lenders) from time to time shall approve (such approval not to be unreasonably withheld).

18485809/3 71 b) The insurance value (to be on agreed value basis) for Hull and Machinery combined with Hull Interest and/or Freight Interest, and for War Risk, shall for the Vessels in aggregate cover the higher of (i) the Market Value of the Vessels, and (ii) to one hundred and twenty per cent (120.00%) of the Loans under the Facilities. c) The insured value for the Hull and Machinery insurance shall cover at least eighty per cent (80.00%) of the Market Value of each Vessel. The remaining cover may be taken out as Hull Interest and/or Freight Interest. No deductible under a cover for Hull and Machinery, Hull Interest or Freight Interest shall exceed USD 500,000. d) Each Obligor shall procure that the Security Agent (on behalf of the Finance Parties) is noted as first priority mortgagee in the insurance contracts, together with the confirmation from the underwriters to the Agent thereof that the notice of assignment with regards to the Insurances and the loss payable clauses are noted in the insurance contracts and that standard letters of undertaking are executed by the insurers and/or brokers (as applicable). e) Not later than fourteen (14) days prior to the expiry date of the relevant Insurances the Borrowers shall procure the delivery to the Agent of a certificate from the insurance broker(s) through whom the Insurances referred to in paragraph a) above have been renewed and taken out in respect of the Vessels with insurance values as required by paragraph b) above, that such Insurances are in full force and effect and that the Security Agent (on behalf of the Finance Parties) have been noted by the relevant insurers. f) The Borrowers shall, at the request of the Agent (if requested by a Lender), for the account of the Borrowers, take out a Mortgagee's Interest Insurance ("MII") and/or a Mortgagee's Interest – Additional Perils Pollution Insurance ("MAPI") covering up to one hundred and twenty per cent (120.00%) of the Total Commitments. g) If any of the Insurances referred to in paragraph a) form part of a fleet cover, the Borrowers shall procure that the insurers and/or brokers (as applicable) shall undertake to the Agent that they shall neither set-off against any claims in respect of a Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Vessel if and when so requested by the Agent. h) The Borrowers shall procure that any person named as assured or co-assured in any insurance policy assigns such insurances to the Security Agent or provides other satisfactory undertakings as the Security Agent may require. Further, the Borrowers shall procure that the Security Agent shall have the right to appoint an insured party. i) The Borrowers shall procure that the Vessels always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe. j) No Obligor will make any change to the Insurances described under paragraphs a) and b) above without the prior written consent of the Agent (on behalf of the Lenders).

18485809/3 72 k) The Agent will obtain an Insurance Report from an independent insurance consultant for the account of the Borrowers prior to any utilisation of the Facilities, and, if the Agent (acting on the instructions of the Majority Lenders) so requires, on an annual basis thereafter from the same insurance consultant used prior to the utilisation of the Facilities. l) The Borrowers will supply to the Agent from time to time on request such information as the Agent may in its discretion require with regard to the Insurances and the brokers, underwriters, associations or clubs through or with which the Insurances are placed. m) Each Obligor shall promptly take any steps required, or provide any and all assistance requested by the Agent, to ensure prompt collection of any claims under the Insurances. 23.2 Loss Payable Claims related to the Insurances in respect of an actual or constructive or agreed or arranged or compromised Total Loss or requisition for title or other compulsory acquisition of any Vessel and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) in excess of USD 3,000,000 shall be payable to the Security Agent. Subject thereto all other claims, unless and until the insurers have received notice from the Security Agent of an event of default which is continuing and unremedied under the Agreement in which event all claims shall be payable directly to the Security Agent up to the Finance Parties' mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the relevant Borrower as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of Borrower's actual costs in connection with repair, salvage and/or other charges. Any Total Loss claim may only be settled, compromised or abandoned with the prior written approval of all Lenders. 23.3 Classification and repairs a) The Obligors shall keep each Vessel in a good, safe and efficient condition consistent with first class ownership and management practice and in particular: (i) so as to maintain the highest classification required for the relevant trade with an Approved Classification Society, free of overdue recommendations and conditions; and (ii) so as to comply with the laws and regulations (statutory or otherwise) applicable to vessels registered under the flag state of the Vessels or to vessels trading to any jurisdiction to which the Vessels may trade from time to time. b) The Obligors shall ensure that no modifications, repairs or removals to either Vessel are made that reduce that Vessel’s value. 23.4 Restrictions on chartering, appointment of managers etc. a) The Borrowers shall not without the prior written consent of the Agent (on behalf of all the Lenders if in respect of sub-paragraph a)(i) and otherwise on behalf of the Majority Lenders): (i) charter in or hire any vessel or tonnage; (ii) appoint a Manager other than any Approved Manager; or

18485809/3 73 (iii) change the class certification of any Vessel. b) The Borrowers shall not without the prior written consent of the Agent (on behalf of all the Lenders) let any Vessel on bareboat charter for any period other than to another member of the Group (subject to satisfactory Security Interest in favour of the Agent (on behalf of the Finance Parties) with respect to such member of the Group's earnings and charterparty in respect of the Vessel. c) The Borrowers shall inform the Agent of any change of management of any Vessel to another Approved Manager, or change of classification society to another Approved Classification Society. d) The Borrowers shall ensure that any new Manager, when entering into the Management Agreement, grants a Manager's Undertaking. e) The Borrower shall not enter into any agreement or arrangement for the sharing or split of Earnings payable to the Borrower (net of usual and customary broker commissions) or funds on any Earnings Accounts, without the prior written consent of the Agent (on behalf of all Lenders). 23.5 Notification of certain events The Borrowers shall immediately notify the Agent of: a) any accident to a Vessel involving repairs where the costs will or is likely to exceed USD 3,000,000 (or the equivalent in any other currency); b) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with; c) any exercise or purported exercise of any lien on a Vessel, the Earnings or the Insurances; d) any requisition of a Vessel for hire; e) any arrest or detention of a Vessel; f) any de-activation or cold lay-up of a Vessel; g) any occurrence as a result of which a Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss; and h) any claim for a material breach of the ISM Code or the ISPS Code being made against a Borrower, a Manager or otherwise in connection with a Vessel. 23.6 Operation of the Vessels a) The Borrowers shall comply, or procure the compliance by any manager, in all respects with the ISM Code, the ISPS Code, Marpol, and in all material respects with all Environmental Laws and all other laws or regulations applicable to the Vessels, their ownership, operation and management or to the business of the Borrowers and shall not employ any Vessel nor allow its employment: (i) in any manner contrary to law or regulation in any relevant jurisdiction including but not limited to the ISM Code;

18485809/3 74 (ii) in U.S. waters contrary to COFR regulations, always ensuring as required that a Certificate of Financial Responsibility is maintained for such purpose; and (iii) in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of any Vessel unless the relevant Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for first class shipowners trading vessels within the territorial waters of such country at such time and has provided evidence of such cover to the Agent. b) Without limitation to the generality of this Clause 23.6, the Borrowers shall comply or procure compliance, with, as applicable, all requirements of the International Convention for the Safety of Life at Sea (SOLAS) 1974 as adopted, amended or replaced from time to time including, but not limited to, the STCW 95, the ISM Code or the ISPS Code. 23.7 Inspections and class records a) The Borrowers shall upon the request of the Agent permit, and shall procure that any managers and charterers permit, one person appointed by the Agent to inspect each Vessel, limited to one time per twelve (12) months, at the cost of the Borrowers. If the request is made following an Event of Default which is continuing, there shall be no limitation on the number of inspections per year. Unless there is an Event of Default, any inspection shall not interfere with the normal operation and trading of the Vessels. b) The Borrowers shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Vessels. 23.8 Surveys The Borrowers shall submit to or cause the Vessels to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the flag state of the Vessels and to supply or to cause to be supplied to the Agent copies of all survey reports and confirmations of class issued in respect thereof whenever such is required by the Agent, however limited to once a year. 23.9 Arrest The Borrowers shall or shall procure that the charterers (if any) shall, promptly pay and discharge: a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any Vessels, the Earnings or the Insurances; b) all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any Vessels, the Earnings or the Insurances; and c) all other outgoings whatsoever in respect of any Vessel, the Earnings and the Insurances. 23.10 Total Loss In the event that a Vessel shall suffer a Total Loss, the Borrowers shall, within a period of ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that

18485809/3 75 the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be applied in prepayment of the relevant Loan in accordance with Clause 7.1 (Mandatory prepayment – Total Loss or sale). Any Total Loss claim may only be settled, compromised or abandoned with the prior written approval of all Lenders. 23.11 Dismantling a) The Borrowers shall procure that a Green Passport is in place for each Vessel, which shall be maintained and available throughout the lifespan of the Vessel. b) Each Obligor shall ensure that any Vessel or other vessels controlled by it or another member of the Group being scrapped, or sold to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 or EU Ship Recycling Regulation of 20 November, 2013. 23.12 Flag, name and registry a) Each Vessel shall at all times be registered with an Approved Ship Registry. b) The Borrowers shall not, without the prior written consent of the Agent (on behalf of all Lenders), change the flag, name or registry of any Vessel. Subject to substitution of the Mortgage, and closing arrangements satisfactory to the Agent, the Lenders may not refuse the Borrowers' request to change the registry of any Vessel from one Approved Ship Registry to another Approved Ship Registry, unless a Default has occurred. 23.13 Poseidon Principles The Borrowers shall, upon the request of any Lender and at the cost of the Borrowers, on or before 31st July in each calendar year, supply or procure the supply to Agent (on behalf of the Finance Parties) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Vessels for the preceding calendar year, and hereby consent to each Lender obtaining such information from third parties, provided always that no Lender shall publicly disclose such information with the identity of the Vessels without the prior written consent of the Borrowers but the Borrowers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment. 23.14 Quiet Enjoyment Letters For any other Charter Contracts requiring quiet enjoyment letters, the Agent (on behalf of the Finance Parties) will grant such letters, subject to form and substance being satisfactory to the Lenders.

18485809/3 76 24 EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.18 (Acceleration)). 24.1 Non-payment Any Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: a) its failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Obligor; and b) payment is made within three (3) Business Days of its due date. 24.2 Financial covenants, Sanctions, Insurances and Classification Any requirement in Clauses 21 (Financial covenants), 19.24 (Sanctions), 22.23 (Sanctions), 23.1 a) to d) (Insurance) or 23.3a)(i) (Classification and repair) is not satisfied. 24.3 Other obligations a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants, Sanctions, Insurances and Classification)). b) No Event of Default under paragraph a) above will occur if the failure to comply is capable of remedy (in the reasonable opinion of the Agent) and is remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) any Obligor becoming aware of the failure to comply. 24.4 Misrepresentations Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading when made or deemed to be made. 24.5 Cross default a) Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period. b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described). d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described). e) No Event of Default will occur under this Clause 24.5 if the aggregate amount of the Financial Indebtedness or commitment for Financial Indebtedness falling within paragraph a) to d) above in

18485809/3 77 respect of a Guarantor is less than USD 8,000,000 (or its equivalent in any other currency or currencies). 24.6 Insolvency a) An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. b) The value of the assets of an Obligor is less than its liabilities (taking into account contingent and prospective liabilities). 24.7 Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: a) the suspension of payments, a moratorium of any indebtedness, winding-up, cessation of business, dissolution, administration, judicial management or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of an Obligor; b) a composition, compromise, assignment or arrangement with any creditor of an Obligor; c) the appointment of a liquidator, receiver, administrative receiver, administrator, judicial manager or other similar officer in respect of an Obligor; or d) enforcement of any Security Interest over any assets of an Obligor (excluding enforcement of any share pledge over shares owned by a Guarantor in special purpose vessel owning entities (excluding any Obligor) within the Group). 24.8 Creditor's process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor (excluding shares owned by a Guarantor in special purpose vessel owning entities (excluding any Obligor) within the Group) and is not discharged within thirty (30) days after the Obligor has become aware of it. 24.9 Arrest If an arrest or detention is taken or levied against a Vessel and is not discharged within twenty (20) days (or such longer period as approved in writing by the Lenders) after an Obligor becomes aware of the same. 24.10 Cessation of business Any of the Obligors suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business, or otherwise substantially changes the general nature of its business. 24.11 Unlawfulness It is or becomes impossible or unlawful for an Obligor to perform any of its obligations under the Finance Documents. 24.12 Repudiation Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

18485809/3 78 24.13 Finance Documents a) Any of the Security Documents for any reason whatsoever becomes invalid, ineffective, illegal or for any other reason ceases to continue in full force and effect, or any Security Interest created or intended to be created by a Finance Document is in any way imperilled or in jeopardy. b) Any of the Finance Documents (other than the Security Documents) for any reason whatsoever becomes invalid, ineffective, illegal or for any other reason ceases to continue in full force and effect and such cessation individually or cumulatively materially or adversely affects the interests of the Lenders under the Finance Documents. 24.14 Material adverse change Any event or series of events occur which, in the opinion of the Agent (on behalf of the Lenders), might have a Material Adverse Effect. 24.15 Permits Any licence, authorization, consent, permission or approval required in order to enforce, complete or perform any of the Finance Documents is revoked, terminated or modified having a Material Adverse Effect on an Obligor. 24.16 Ability The authority or ability of any Obligor to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets if such event might reasonably be expected to have a Material Adverse Effect. 24.17 Litigation There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against an Obligor which might, if adversely determined, have a Material Adverse Effect on that Obligor. 24.18 Acceleration Upon the occurrence of an Event of Default, the Agent may, and shall if so directed by the Majority Lenders, or, subject to Clause 18.2 (Security for Hedging Agreements) a Hedge Provider, by written notice to the Borrowers: a) cancel the Total Commitments whereupon they shall immediately be cancelled; b) declare that all or part of the Loans together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than the Hedging Agreements), be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand; and/or c) instruct the Security Agent to start enforcement in respect of the Security Interests established by the Security Documents; and/or d) take any other action, with or without notice to the Borrowers, exercise any other right or pursue any other remedy conferred upon the Agent, the Security Agent or the Finance Parties by any of the

18485809/3 79 Finance Documents (other than the Hedging Agreements) or by any applicable law or regulation or otherwise as a consequence of such Event of Default; and/or e) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents (other than the Hedging Agreements).

18485809/3 80 SECTION 9 CHANGES TO PARTIES 25 CHANGES TO THE PARTIES 25.1 No assignment by the Obligors The Obligors may not assign or transfer or have assumed any part of, or any interest in, its rights and/or obligations under the Finance Documents. 25.2 Assignments and transfers by the Lenders a) A Lender (the "Existing Lender") may at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a "Transfer") to another bank or financial institution (the "New Lender"). b) The consent of the Obligors will be required (such consent not to be unreasonably withheld or delayed), unless (i) an Event of Default has occurred and is continuing, or (ii) in case of Transfer to another Lender, or an Affiliate of the Existing Lender or another Lender. The Obligors will be deemed to have given its consent if no express refusal is received within five (5) Business Days. c) If an Event of Default has occurred and is continuing, a Lender may assign any of its rights or transfer by novation any of its rights and obligations to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. d) Unless the Agent otherwise agrees, and excluding an assignment or transfer to an Affiliate of a Lender, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 5,000. 25.3 Limitations of responsibility of Existing Lenders a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of an Obligor; (iii) the performance and observance by the Obligors of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document. b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection

18485809/3 81 with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non- performance by any Obligor of its obligations under the Finance Documents or otherwise. 25.4 Procedure for transfer Any Transfer shall be effected as follows: a) the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender; b) subject to Clause 25.2 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonable possible after receipt of a Transfer Certificate execute the Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender; and c) subject to Clause 25.2 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date. 25.5 Effects of the Transfer On the Transfer Date: a) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations to one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the "Discharged Rights and Obligations"); b) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; c) the Agent, the Arrangers, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Lender hereunder with the rights and/or obligations acquired or assumed by it as a result of the Transfer and to that extent the Agent, the Arrangers and the Existing

18485809/3 82 Lender shall each be released from further obligations to each other under the Finance Documents; and d) the New Lender shall become a Party as a "Lender". 25.6 Further assurances The Borrowers undertake to procure that in relation to any Transfer, the Borrowers shall (at its own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents. 25.7 Disclosure of information Any Lender may disclose: a) to any of its Affiliates and a potential assignee; b) to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrowers; and c) to whom, to the extent that, information is required to be discloses by any applicable law, such information about the Borrowers and the Finance Documents as that Lender shall consider appropriate. 25.8 Accession of Hedge Providers Any person (other than any existing Hedge Provider) which will execute a Hedging Agreement as a hedge provider shall, prior to the execution of such Hedging Agreement, become a Party to this Agreement as a "Hedge Provider" by executing an accession agreement in such form as the Agent may request. 25.9 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from the Obligors, at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: a) any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and b) in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

18485809/3 83 require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

18485809/3 84 SECTION 10 THE FINANCE PARTIES 26 ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGER 26.1 Appointment of the Agent and the Security Agent a) Each other Finance Party appoints the Agent to act as its facility agent under and in connection with the Finance Documents. b) Each other Finance Party appoints the Security Agent to act as its security agent under and in connection with the Finance Documents. c) Each other Finance Party authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent, respectively, under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. d) Each other Finance Party authorizes the Agent and the Security Agent, as applicable, to execute and enforce each Finance Document (excluding the Hedging Agreements) to be executed and/or enforced by the Agent or the Security Agent, as the case may be, on its behalf in the manner contemplated by the Finance Documents. e) The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Security Interest or to exercise any right, power, authority or discretion arising under the Security Documents except through the Agent. 26.2 Instructions a) The Agent and the Security Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent, as the case may be, in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document (other than the Hedging Agreements) stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. b) The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

18485809/3 85 c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. d) The Agent and the Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. e) In the absence of instructions, the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. f) The Agent and the Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 26.3 Duties of the Agent and the Security Agent a) The Agent and the Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature. b) Subject to paragraph c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties. f) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 26.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 26.5 Role of the Security Agent a) The Security Agent shall not be (except as expressly provided in any Finance Document) a trustee of any Finance Party under or in connection with any Finance Document.

18485809/3 86 b) The Security Agent shall hold the benefit of the Security Documents for itself and as agent on behalf of the other Finance Parties and will apply all payments and other benefits received by it under the Security Documents in accordance with the provisions of this Agreement. 26.6 No fiduciary duties a) Nothing in any Finance Document constitutes the Agent, the Security Agent (except as expressly provided in any Finance Document) or the Arranger as a trustee or fiduciary of any other person. b) None of the Agent, the Security Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 26.7 Rights and discretions a) The Agent and the Security Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Borrowers (other than a Drawdown Notice or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

18485809/3 87 c) The Agent and/or Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. d) Without prejudice to the generality of paragraph c) above or paragraph e) below, the Agent and/or the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent and/or the Security Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. e) The Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent and/or the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. f) The Agent and the Security Agent may act in relation to the Finance Documents through its officers, employees and agents. g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. i) Notwithstanding any provision of any Finance Document to the contrary, the Agent and the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it 26.8 Responsibility for documentation Neither the Agent, the Security Agent nor the Arranger is responsible or liable for: a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Obligors or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

18485809/3 88 26.9 No duty to monitor The Agent shall not be bound to enquire: a) whether or not any Default has occurred; b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or c) whether any other event specified in any Finance Document has occurred 26.10 Exclusion of liability a) Without limiting paragraph b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent and the Security Agent), the Agent and the Security Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Security Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. b) No Party (other than the Agent or Security Agent) may take any proceedings against any officer, employee or agent of the Agent or Security Agent in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee

18485809/3 89 or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause. c) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose. d) Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger. e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent or the Security Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent and the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent and the Security Agent at any time which increase the amount of that loss. In no event shall the Agent or Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or Security Agent has been advised of the possibility of such loss or damages. 26.11 Lenders' indemnity to the Agent and Finance Parties' indemnity to the Security Agent a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct, in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Obligors pursuant to a Finance Document). b) Each other Finance Party shall (in proportion to its share of all amounts outstanding and/or available for drawing under the Finance Documents) indemnify the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent's gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless it has been reimbursed by the Obligors pursuant to a Finance Document).

18485809/3 90 26.12 Resignation of the Agent or the Security Agent a) The Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrowers. b) Alternatively, the Agent or the Security Agent may resign by giving thirty (30) days' notice to the Lenders and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent, or as the case may be, a successor Security Agent. c) If the Majority Lenders have not appointed a successor Agent or as the case may be, a successor Security Agent in accordance with paragraph b) above within twenty (20) days after notice of resignation was given, the retiring Agent or Security Agent (after consultation with the Borrowers) may appoint a successor Agent or as the case may be, a successor Security Agent. d) The retiring Agent shall, or, as the case may be, the Security Agent make available to the successor Agent, or, as the case may be, the successor Security Agent such documents and records and provide such assistance as the successor Agent or, as the case may be, the successor Security Agent may reasonably request for the purposes of performing its functions under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as the case may be) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. e) The Agent's, or, as the case may be, the Security Agent's, resignation notice shall only take effect upon the appointment of a successor. f) Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Agent), Clause 14.5 (Indemnity to the Security Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. g) After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph b) above. In this event, the Agent shall resign in accordance with paragraph b) above. h) The Agent shall resign in accordance with paragraph b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and the Borrowers or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

18485809/3 91 (ii) the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign. 26.13 Confidentiality a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 26.14 Relationship with the Lenders a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and e-mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, e-mail address (or such other information), department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 26.15 Credit appraisal by the Lenders Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

18485809/3 92 a) the financial condition, status and nature of the Obligors; b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and d) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 26.16 Agent's and Security Agent's management time Any amount payable to the Agent or the Security Agent under Clause 14.4 (Indemnity to the Agent), Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 26.11 (Lenders' and Finance Parties' indemnity to the Agent and the Security Agent) shall include the cost of utilising the Agent's or the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent or the Security Agent under Clause 11 (Fees). 26.17 Deduction from amounts payable by the Agent or the Security Agent If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26.18 No responsibility to perfect Security Interest Neither the Agent nor the Security Agent shall be liable for any failure to: a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the assets subject to or intended to be subject to the Security Interest under the Security Documents; b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Security Interest; c) register, file or record or otherwise protect any of the Security Interest under the Security Documents (or the priority of any of those Security Interest) under any law or regulation or to give

18485809/3 93 notice to any person of the execution of any Finance Document or of the Security Interest under the Security Documents; d) take, or to require any Obligor to take, any step to perfect its title to any of the assets subject to or intended to be subject to the Security Interest under the Security Documents or to render those Security Interest effective or to secure the creation of any ancillary Security Interest under any law or regulation; or e) require any further assurance in relation to any Security Document. 27 CONDUCT OF BUSINESS OF THE FINANCE PARTIES No provision of this Agreement will: a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim; or c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 28 SHARING AMONG THE FINANCE PARTIES 28.1 Payment to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents (other than Hedging Agreements) then: a) the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent; b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments). 28.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

18485809/3 94 28.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 28.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will treated as not having been paid by that Obligor. 28.5 Exceptions a) This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

18485809/3 95 SECTION 11 ADMINISTRATION 29 PAYMENT MECHANICS 29.1 Payments to the Agent All payments by an Obligor or a Lender under the Finance Documents (other than Hedging Agreements, save in connection with the realisation or enforcement of any Security Documents) shall be made: a) to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the Obligor or a Lender for this purpose; and b) for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment. 29.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.4 (Distributions to the Obligors), 29.5 (Clawback) and 29.10 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice. 29.3 Amounts paid in error a) If the Agent pays an amount to another Party and within 15 Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent. b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this Clause 29.3 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 29.3 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. d) In this Agreement, "Erroneous Payment" means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

18485809/3 96 29.4 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)), apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of currency to be so applied. 29.5 Clawback and pre-funding a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. b) Unless paragraph c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same amount to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders, then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers: (i) the Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrowers shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 29.6 Partial payments a) If the Agent (or the Security Agent, as applicable) receives a payment or an amount is recovered by the Security Agent pursuant to the terms of any Security Document in connection with the realisation or enforcement of all or any part of the Security Interest) that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

18485809/3 97 (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (excluding the Hedging Agreements); and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Hedging Agreements. b) The Agent shall, if so directed by the Lenders, vary the order set out in paragraphs (i) to (v) above. c) This Clause 29.6 will override any appropriation made by an Obligor. 29.7 No set-off by the Obligors All payments to be made by an Obligor under the Finance Documents (save as may otherwise be allowed under Hedging Agreements) shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 29.8 Business Days a) Any payment under the Finance Documents (other than the Hedging Agreements) which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 29.9 Currency of account The Obligors shall pay: a) any amount payable under the Finance Documents (other than the Hedging Agreements), except as otherwise provided for herein, in USD; and b) all payments of costs and Taxes in the currency in which the same were incurred. 29.10 Payments to the Security Agent Notwithstanding any other provision of any Finance Document, at any time after any Security Interest created by or pursuant to any Security Document becomes enforceable, the Security Agent may require: a) any Obligor to pay all sums due under any Finance Document; or b) the Agent to pay all sums received or recovered from an Obligor under any Finance Document, in each case as the Security Agent may direct for application in accordance with the terms of the relevant Security Document. 30 SET-OFF a) A Finance Party may, to the extent permitted by applicable law, set off any obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligations owed by that Finance Party to that Obligor, regardless of the place of

18485809/3 98 payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. b) The provisions in a) above does not apply to Hedging Agreements, as specific set-off provisions will be set out therein. 31 NOTICES 31.1 Communication in writing a) Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by e-mail or letter. b) Any such notice or communication addressed as provided in Clause 31.2 (Addresses) will be deemed to be given or made as follows: (i) if by letter, when delivered at the address of the relevant Party; (ii) if by email, when received in legible form. c) However, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place. d) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). 31.2 Addresses Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and email address of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent: If to the Agent or the Security Agent: DANSKE BANK A/S Address: Holmens Kanal 2 – 12 DK-1092 Copenhagen K Denmark Attention: For credit and documentation matters (recipient of financial reports, consent request, security agency etc.): loanagency@danskebank.com For loan operation matters (recipient for utilisation requests/selection notices): loanadmin_agency@danskebank.dk

18485809/3 99 If to any of the Obligors: FLEX LNG MANAGEMENT AS Bryggegata 3 0250 Oslo, Norway Att: Chief Financial Officer E-mail: finance@flexlng.com or any substitute address and/or email address and/or marked for such other attention as the Party may notify to the other Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days' prior notice. 31.3 Communication with the Obligors All communication from or to an Obligor shall be sent through the Agent. 31.4 Language Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document. 32 CALCULATIONS AND CERTIFICATES 32.1 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 32.2 Day count convention a) Any interest, commission or fee accruing under a Finance Document will accrue from day-to-day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and (ii) subject to paragraph b) below, without rounding. b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places. 33 PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired. This provision does not apply to Hedging Agreements, as the specific provisions set out therein will apply.

18485809/3 100 34 REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, of any such right or remedy any of the Finance Documents. No single or partial exercise of any other right or remedy shall prevent any further or other exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. This provision does not apply to Hedging Agreements, as the specific provisions set out therein will apply. 35 AMENDMENTS AND WAIVERS 35.1 Required consents a) Subject to Clause 35.2 (All Lender matters) and 35.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment will be binding on all Parties. b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause. 35.2 All Lender matters An amendment to or waiver of any term of any Finance Document that has the effect of changing or which relates to: a) the definition of "Majority Lenders" in Clause 1.1 (Definitions); b) an extension of the date of any payment of any amount under the Finance Documents; c) a reduction in Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; d) an increase in or extension of any Commitment or an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facilities; e) a term of the Finance Documents which expressly requires the consent of all the Lenders; f) a proposed substitution or replacement of a Borrower or a Guarantor; g) the definitions of "Restricted Party", "Sanctions", "Sanctions Authority" or "Sanctions List", any Clause in which such term is used in this Agreement, or any other provision or other matters relating to Sanctions, including without limitation Clause 7.3 (Mandatory prepayment – Illegality), Clause 19.24 (Sanctions) and Clause 22.23 (Sanctions). h) change in nature or scope of any guarantee or security, the release of any guarantee and indemnity granted under Clause 17 (Guarantee and indemnity) or of any Security Interest granted under any of the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject to Security Interest where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

18485809/3 101 i) Clauses 2.2 (Finance party's rights and obligations), 7.3 (Mandatory prepayment – Illegality) 18 (Security), 25 (Changes to the Parties), 28 (Sharing among the Finance Parties), 29.6 (Partial payments), this Clause 35.2, Clause 40 (Acknowledgement regarding any Supported QFC), 41.1 (Governing law) and 41.2 (Jurisdiction), shall not be made without the prior written consent of all the Lenders. 35.3 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent, Hedge Providers, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Hedge Providers, the Security Agent or, as the case may be, the Arranger. 35.4 Changes to reference rates a) Subject to Clause 35.3 (Other exceptions), if an RFR Replacement Event has occurred any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of the RFR; and (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. b) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

18485809/3 102 (i) relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. c) If any Lender fails to respond to a request for an amendment or waiver described in paragraph a) or paragraph b) above within ten (10) Business Days (or such longer time period in relation to any request which the Obligors and the Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. d) In this Clause 35.4: "RFR Replacement Event" means: a) the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders, and the Obligors materially changed; b) (i) (A) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; (ii) the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; (iii) the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or

18485809/3 103 (iv) the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or c) the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or (ii) the RFR is calculated in accordance with any such policy or arrangement for a period of no less than thirty (30) days; or d) in the opinion of the Majority Lenders and the Obligors, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Reference Rate" means a reference rate which is: a) formally designated, nominated or recommended as the replacement for the RFR by: (i) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above; b) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or c) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the RFR. 36 CONFIDENTIAL INFORMATION 36.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. This Clause 36 (Confidential information) does not apply to Hedging Agreements, as the specific provisions set out therein will apply.

18485809/3 104 36.2 Disclosure of Confidential Information a) Any Finance Party may disclose to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners, insurance and reinsurance brokers, insurers and reinsurers and representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; b) Any Finance Party and any of that Finance Party's Affiliates may disclose to any person: (i) to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and the Borrowers and to any of that person's Affiliates and professional advisers; (iii) appointed by any Finance Party or any of that Finance Party's Affiliates or by a person to whom paragraph b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph c) of Clause 26.14 (Relationship with the Lenders)); (iv) appointed by any Finance Party or any of that Finance Party's Affiliates or by a person to whom paragraph (b)(ii) above applies to act as a verification agent in respect of any transaction referred to in paragraph b(ii) above; (v) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph b)(i) or b)(ii) above; (vi) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

18485809/3 105 (viii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interest (or may do so) pursuant to Clause 25.9 (Security over Lenders' rights); (ix) who is a Party; or (x) with the consent of the Borrowers; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii),b(iii) and b(iv) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking substantially in a recommended form of the Loan Market Association from time to time or in any other form agreed between the Borrowers and the relevant Finance Party (a "Confidentiality Undertaking”) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(v) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; and d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

18485809/3 106 36.3 Disclosure to numbering service providers a) Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of the Agreement; (v) governing law of the Agreement; (vi) names of the Agent and the Arrangers; (vii) date of each amendment and restatement of the Agreement; (viii) amounts of, and names of, the Facilities (and any tranches); (ix) amount of Total Commitments; (x) currencies of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date for Facilities; (xiv) changes to any of the information previously supplied pursuant to sub-clauses (i) to (xii) above; and (xv) such other information agreed between such Finance Party and the Ultimate Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. b) The Parties acknowledge and agree that each identification number assigned to the Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. c) Each Obligor represents that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph a) above is, nor will at any time be, unpublished price-sensitive information.

18485809/3 107 d) The Agent shall notify the Ultimate Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to the Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 36.4 Disclosure to administration/settlement services providers Notwithstanding any other term of any Finance Document or any other agreement between the Parties to the contrary (whether express or implied), any Finance Party may disclose to any person appointed by: a) that Finance Party; b) a person to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent under the Agreement; and/or c) a person with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made, or may be made, by reference to, one or more Finance Documents and/or one or more Obligors, to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this clause 36.4 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for use with Administration/ Settlement Services Providers or such other form of confidentiality undertaking agreed between the Ultimate Parent and the relevant Finance Party. 36.5 Entire agreement This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 36.6 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 36.7 Data protection Where any of the Finance Parties (the "Processor") has been supplied by any Obligor with personal data of third party individuals, such Obligor confirms that it has provided such individuals with the information as is required under data protection legislation, which includes but it not limited to, the identity of the Processor, the purpose for processing, how the Processor and/or such individuals might exercise their rights under the

18485809/3 108 legislation and that the Processor as a global corporate may transfer their data to countries that do not offer the same level of protection. 36.8 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers: a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph b)(v) of Clause 36.2 (Disclosure of Confidential Information), except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36. 36.9 Continuing obligations The obligations in this Clause 36 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of: a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and b) the date on which such Finance Party otherwise ceases to be a Finance Party. 37 CONFIDENTIALITY OF FUNDING RATES 37.1 Confidentiality and disclosure a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs b) and c) below. b) The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 8.4 (Notifications); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. c) The Agent and each Obligor may disclose any Funding Rate to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain

18485809/3 109 the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 37.2 Related obligations a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 37. 37.3 No Event of Default No Event of Default will occur under Clause 24.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 37. 38 COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

18485809/3 110 39 CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (iv) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. b) This clause does not apply to Hedging Agreements, as the specific provisions set out therein will apply. 40 ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFC To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of

18485809/3 111 the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. b) As used in this Clause 40, the following terms have the following meanings: "BHC Act Affiliate" of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. "Covered Entity" means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "QFC" has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

18485809/3 112 SECTION 12 GOVERNING LAW AND ENFORCEMENT 41 GOVERNING LAW AND ENFORCEMENT 41.1 Governing law This Agreement shall be governed by Norwegian law. 41.2 Jurisdiction a) For the benefit of each Finance Party, each Obligor agrees that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents (other than the Hedging Agreements) including a dispute regarding the existence, validity or termination of this Agreement, and the Obligors accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett). b) Nothing in this Clause 41.2 shall limit the right of the Finance Parties to commence proceedings against an Obligor in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 41.3 Service of process Without prejudice to any other mode of service, each Obligor: a) appoints Flex LNG Management AS (company no. 920 626 289), PO Box 1327 Vika, 0112 Oslo (mail address) and Bryggegata 3, 0250 Oslo, Norway (visiting adress) as its agent for the service of process and/or any other writ, notice, order or judgment in respect of this Agreement, any other Finance Document governed by Norwegian law and/or the matters arising here from; and b) agrees that failure by such process agent to notify an Obligor of the process will not invalidate the proceedings concerned. If any process agent appointed pursuant to this Clause 41.3 (Service of process) (or any successor thereto) shall cease to exist for any reason where process may be served, the Obligor will forthwith appoint another process agent with an office in Norway where process may be served and will forthwith notify the Agent thereof. * * * This Agreement has been entered into on the date stated at the beginning of this Agreement.

18485809/3 114 SCHEDULE 2 CONDITIONS PRECEDENT PART I CONDITIONS PRECEDENT TO SIGNING 1 Corporate authorisations a) A copy of each Obligor's constitutional documents; b) A copy of resolutions passed by each Obligor's board of directors evidencing: (i) the approval of the terms of, and the transactions contemplated by, the Finance Documents; and (ii) the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents, on its behalf. c) To the extent required in the relevant jurisdictions, a copy of resolutions passed by the shareholders of each Obligor ratifying the resolutions of its board of directors; d) To the extent not covered by resolutions, any powers of attorney (notarised, if required) granted by an Obligor to execute any Finance Documents; e) A copy of a certificate of goodstanding (or equivalent) in respect of each Obligor; f) If required by the Agent, a specimen of the signature (which can be by way of copy of passport) of each person signing the Finance Documents on behalf of each Obligor g) A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar binding limit to be exceeded. h) Such documentation and other evidence needed for the Finance Parties to carry out and be satisfied with the results of all necessary "know your customer" or similar checks (including sanctions) under all applicable laws and regulations and internal policies in respect of each Obligor and the Group and this Agreement. 2 Authorisations All approvals, authorisations and consents required by any government or other authorities for the Obligors to enter into and perform their obligations under this Agreement and/or any of the Finance Documents to which they are respective parties. 3 Finance Documents

18485809/3 115 a) The Agreement; b) The Fee Letters; and c) The letter in respect of effective interest pursuant to Clause 8.1b) (Effective Interest). 4 Miscellaneous a) Evidence that all fees referred to in Clause 11 (Fees) that are due have or will be paid on its due date; b) Copy of the Original Financial Statements; c) Evidence that all process agent appointments required by the Finance Documents listed in item 3 above have been duly accepted; and d) Any other documentation authorization, opinion or assurance reasonably required by the Agent. 6 Legal opinions a) If required, such legal opinions relating to the Agreement, in such form (agreed draft or issued) as the Agent may require. PART II CONDITIONS PRECEDENT TO DRAWDOWN NOTICE 1 Finance Documents a) the Account Pledge, and deliverables thereunder; b) the Assignment of Earnings and Charterparties, and deliverables thereunder, provided that acknowledgements of such assignments from the Charterers shall be delivered within five (5) Business Days after the Drawdown Date; c) if applicable, the Assignment of Hedging Claims, and deliverables thereunder; d) the Assignment of Insurances, and deliverables thereunder; e) the Assignment of Intercompany Loans, and deliverables thereunder; f) the Share Pledge, and deliverables thereunder; g) the Mortgage in respect of the Vessel; All of the above Security Documents duly executed, but subject to a closing procedure with the outgoing financiers which is acceptable to all Lenders, perfection may take place after disbursement of funds, immediately upon release of existing Security Interest, and always within the Drawdown Date. h) the Trust Agreement in respect of the Vessel;

18485809/3 116 i) The Drawdown Notice at least three (3) Business Days prior to the Drawdown Date; j) Any Hedging Agreements; and k) Any subordination statements required pursuant to the Agreement. 2 Vessel Documents In respect of the relevant Vessel: a) evidence that the Vessel is registered in the name of the relevant Borrower in an Approved Ship Registry, and that the Mortgage is or will on the Drawdown Date be registered with its intended first priority against the Vessel; b) copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the Vessel in accordance with Clause 23.1 (Insurance), and evidencing that the Security Agent's (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment of Insurances; c) the Insurance Report, with no outstanding pre-delivery action points; d) A copy of the Management Agreements; e) the technical manager's current DOC; f) each Manager's Undertaking; g) to the extent required, any quiet enjoyment letter with the charterer, in agreed or signed form, acceptable to the Finance Parties, provided that countersignatures from charterers on such quiet enjoyment letters shall be delivered within five (5) Business Days after the Drawdown Date; h) a copy of each charterparty or other employment contract entered into in respect of the Vessel with a term exceeding twelve (12) months; and i) evidence of the Market Value of the Vessel dating not more thirty (30) days prior to the proposed Drawdown Date. 3 Miscellaneous a) Evidence that all fees referred to in Clause 11 (Fees), and costs and expenses referred to in 16 (Costs and expenses) that are due have or will be paid on its due date; b) A Compliance Certificate confirming that the Obligors are in compliance with the financial covenants as set out in Clause 21 (Financial covenants), together with the latest consolidated financial statements of the Guarantor. c) Evidence that all process agent appointments required by the Finance Documents have been duly accepted;

18485809/3 117 d) Documentation evidencing all shareholder loans to any Obligor, as well as any intra-group loans or receivables to which any Obligor is a party; e) a copy of the interim or permanent class certificate related to the Vessel from the relevant classification society, confirming that the Vessel is classed with the highest class in accordance with Clause 23.3 (Classification and repairs), free of overdue recommendations and conditions; f) a copy of the Vessel's SMC and ISPS Certificates; g) Such documentation and other evidence needed for the Finance Parties to carry out and be satisfied with the results of all necessary "know your customer" or similar checks (including sanctions) under all applicable laws and regulations and internal policies in respect of each Obligor and the Group and this Agreement; and h) Any other documentation authorization, opinion or assurance reasonably required by the Agent. 4 Legal opinions a) A legal opinion regarding Norwegian law issued by Advokatfirmaet Thommessen AS; b) A legal opinion regarding Bermuda law issued by Appleby (Bermuda) Limited; c) A legal opinion regarding Marshall Islands law and New York law issued by Watson Farley & Williams LLP; d) A legal opinion regarding English law issued by Holman Fenwick Willan LLP; and e) Any such other favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions, including the jurisdiction of the Approved Ship Registry in which the Vessel is registered.

18485809/3 118 SCHEDULE 3 FORM OF DRAWDOWN NOTICE To: DANSKE BANK A/S, as Agent From: [Borrower] Date: [***] USD 290,000,000 TERM LOAN AND REVOLVING FACILITIES AGREEMENT DATED 24 MARCH 2023 (THE "AGREEMENT") We refer to Clause 5.1 (Delivery of the Drawdown Notice) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Drawdown Notice. a) You are hereby irrevocably notified that we wish to make the following drawdown on the following terms: Facility: [Term Loan Facility][Revolving Facility] Proposed Drawdown Date: [ ] Principal Amount: USD [ ] Interest Period: [ ] b) The purpose of the Loan is the part financing of the Vessel and/or for our general corporate purpose, and all proceeds shall applied accordingly. c) The proceeds of the Loan shall be credited to [**] [insert details of account]. d) We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the Repeating Representations set out in Clause 19 (Representations and warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default. Yours sincerely for and on behalf of [BORROWER]

18485809/3 119 By: __________________________________ Name: Title: [authorised officer]

18485809/3 120 SCHEDULE 4 FORM OF SELECTION NOTICE To: DANSKE BANK A/S, as Agent From: FLEX LNG Ltd. Date: [***] USD 290,000,000 TERM LOAN AND REVOLVING FACILITIES AGREEMENT DATED 24 MARCH 2023 (THE "AGREEMENT") We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Selection Notice. a) We refer to the amount outstanding under the Loan with an Interest Period ending on [**]. b) We request that the next Interest Period for the Loan is [**]. This Selection Notice is irrevocable. Yours sincerely for and on behalf of FLEX LNG Ltd. By: ______________________________ Name: Title:

18485809/3 123 SCHEDULE 6 FORM OF TRANSFER CERTIFICATE To: DANSKE BANK A/S, as Agent From: [**] (the "Existing Lender" and [**] (the "New Lender") Date: [**] USD 290,000,000 TERM LOAN AND REVOLVING FACILITIES AGREEMENT DATED 24 MARCH 2023 (THE "AGREEMENT") We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. With reference to Clause 25 (Changes to the Parties): a) The Existing Lender, in its capacity as Lender under the Agreement, confirms that it participates with [ ] per cent of the Total Commitments. b) The Existing Lender hereby transfers to the New Lender [ ] per cent of the Total Commitments as specified in the Schedule hereto, and of the equivalent rights and interest in all Finance Documents (other than Hedging Agreements), and the New Lender hereby accepts such transfer from the Existing Lender in accordance with the terms set out herein and Clause 25 (Changes to the Parties) of the Agreement and assumes the same obligations to the other Finance Parties as it would have been under if it was an original Lender. c) The proposed Transfer Date is [ ], as from which date the Transfer of such portion of the Total Commitments shall take full legal effect. d) The New Lender confirms that it has received a copy of the Agreement, together with such other information as it has required in connection with this transaction. The New Lender expressly acknowledges and agrees to the limitations on the Existing Lender's responsibility set out in Clause 25.3 (Limitations of responsibility of Existing Lenders) of the Agreement. e) The New Lender hereby undertakes to the Existing Lender and the Borrowers that it will perform in accordance with the terms and conditions of the Agreement all those obligations which will be assumed by it upon execution of this Transfer Certificate. f) The address, telefax number and attention details for notices, as well as the account details of the New Lender, are set out in the Schedule. g) This Transfer Certificate is governed by Norwegian law, with Oslo City Court (Oslo tingrett) as legal venue.

18485809/3 124 The Schedule Commitments/rights and obligations to be transferred I Existing Lender: [ ] II New Lender: [ ] III Total Commitments of Existing Lender: USD [ ] IV Aggregate amount transferred: USD [ ] V Total Commitments of New Lender USD [ ] VI Transfer Date: [ ] Administrative Details / Payment Instructions of New Lender Notices to New Lender: [ ] [ ] Att: [ ] Fax no: + [ ] [Insert relevant office address, telefax number and attention details for notices and payments to the New Lender] Account details of New Lender: [Insert relevant account details of the New Lender] Existing Lender: New Lender: [**] [**] By: __________________________________ By: ________________________________ Name: Name: Title: Title: This Transfer Certificate is accepted and agreed by the Agent and the Transfer Date is confirmed as [ ]. Agent: DANSKE BANK A/S By: __________________________________ Name: Title:

18485809/3 127 SCHEDULE 9 REFERENCE RATE TERMS Currency US Dollars. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Day: An RFR Banking Day. Break Costs: None specified. Business Day Conventions (definition of "Month" and Clause 9.2 (Non-Business Day)): a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

18485809/3 128 Central Bank Rate: a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent) of the Central Bank Rate Spread for the five most immediately preceding RFR Banking Days for which the RFR is available. For this purpose the Central Bank Rate Spread means, in relation to a RFR Banking Day, the difference expressed as a percentage rate (per annum) calculated by the Agent between: a) the RFR for that RFR Banking Day; and b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Daily Rate: The "Daily Rate" for any RFR Banking Day is: a) the RFR for that RFR Banking Day; or b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or c) if paragraph b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

18485809/3 129 (i) the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to five (5) decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: Five (5) RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Banking Day: A day other than: a) a Saturday or Sunday; and b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Interest Periods Length of Interest Period in absence of selection (paragraph c) of Clause 9.1 (Selection of Interest Periods)): Three (3) Months.

18485809/3 130 Periods capable of selection as Interest Periods (paragraph d) of Clause 9.1 (Selection of Interest Periods)): A Borrower may select an Interest Period of the Loan under the Term Loan Facility of three (3) months or such other period agreed between that Borrower and the Agent (on behalf of the Lenders). A Borrower may select an Interest Period of a Loan under the Revolving Facility of one (1) week, or one (1) or three (3) months or any other period agreed between that Borrower and the Agent (on behalf of the Lenders), however maximum four (4) one (1) week periods per year and four (4) one (1) month periods per year. Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 10.2 (Market disruption): Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 10.3 (Cost of funds): Close of business on the date falling five (5) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

18485809/3 131 SCHEDULE 10 DAILY NON-CUMULATIVE COMPOUNDED RFR RATE The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below: (𝑈𝐶𝐶𝐷𝑅𝑖 − 𝑈𝐶𝐶𝐷𝑅𝑖−1) × 𝑑𝑐𝑐 𝑛𝑖 where: "UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i"; "UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period; "dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; "ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose): 𝐴𝐶𝐶𝐷𝑅 × 𝑡𝑛𝑖 𝑑𝑐𝑐 where: "ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day; "tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period; "Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day; "dcc" has the meaning given to that term above; and the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five (5) decimal places) calculated as set out below:

18485809/3 132 [ ∏(1 + 𝐷𝑎𝑖𝑙𝑦𝑅𝑎𝑡𝑒i−LP × ni dcc ) d0 i̇=1 − 1 ] × dcc tni where: "d0" means the number of RFR Banking Days in the Cumulation Period; "Cumulation Period" has the meaning given to that term above; "i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period; "DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i"; "ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; "dcc" has the meaning given to that term above; and "tni" has the meaning given to that term above.

18485809/3 133 SCHEDULE 11 CUMULATIVE COMPOUNDED RFR RATE The "Cumulative Compounded RFR Rate" for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "Annualised Cumulative Compounded Daily Rate" in Schedule 10 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below: [ ∏(1 + 𝐷𝑎𝑖𝑙𝑦𝑅𝑎𝑡𝑒i−LP × ni dcc ) d0 i̇=1 − 1 ] × dcc d where: "d0" means the number of RFR Banking Days during the Interest Period; "i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period; "DailyRatei-LP" means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i"; "ni" means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; "dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and "d" means the number of calendar days during that Interest Period.